SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       AMENDMENT NO. 4 TO FORM SB-2

                                   FORM SB-2

                             Registration Statement

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              Cinecam Corporation
                                ---------------
                 (Name of small business issuer in its charter)


      Nevada                          7812                    91-2021593
 ----------------------     ---------------------------     ---------------
(State of Incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                            Classification Code Number)     Identification
                                                               Number)

                          827 State Street, Suite 9,
                        Santa Barbara, California 93101
                             (805) 899-1299 (PHONE)

         (Address and telephone number of principal executive offices)
                           --------------------------
                           827 State Street, Suite 9
                       Santa Barbara, California 93101
                           (805) 899-1299 (PHONE)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /         /
                                                         ------  -------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -----    ------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /

This offering will be commenced promptly, and is a continuous offering, and is subject to Rule 415 of the Securities Act of 1933.

                               -------------

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                        CALCULATION OF REGISTRATION FEE
                         ------------------------------

TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

 Common stock, .001 par     2,000,000       $1.00        2,000,000          $  528

 Total                      2,000,000       $1.00        2,000,000          $  528



                                  Dated  ________, 2001
_________________
 *This fee is calculated pursuant to Rule 457(o).



                                   PROSPECTUS

                                SIGNATURE FILMS

                        2,000,000 SHARES OF COMMON STOCK

Up to 2,000,000 of the shares of Common stock offered are being sold by Signature Films This is Signature's initial public offering. There is no minimum amount of shares that must be sold and no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Signature in its discretion. Signature's Common stock is not currently listed or quoted on any quotation medium. This offering will terminate 12 months from the date of this prospectus.

                            ------------------------

The common stock offered is speculative and involves a high degree of dilution. SEE "RISK FACTORS" ON PAGE 3.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares are offered at $1.00 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to 2,000,000. The offering is being self-underwritten through Signature's officers and directors.
                                      _____, 2001

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary...............................        5
Risk Factors.....................................        3
     Signature is a development stage company
     with no operating history, and there is a
     risk we will not be able to sustain our
     operations, which means that investors may
     lose their entire investment................        3
     Our accountant has expressed doubt that
     we can continue as a going concern.  If we
     do not continue as a going concern, investors
     could lose their entire investment...........       3
     The Penny Stock Rules will cover our
     stock, which may make it difficult for a
     broker to sell investors' shares.  This
     may make our stock less marketable, and
     less liquid, and result in a lower market price.    4
     This offering is a direct participation
     offering, and there may be less due diligence
     performed....................................       4
     We depend upon our current officers and
     directors to continue our business...........       4
     We need to raise at least $180,000 in the
     next 12 months or we will not be able to
     continue our business........................       5
     We need to raise at least $180,000 in the
     next 12 months or we will not be able to
     continue our business........................       5
     A public market for our shares may never
     develop, making the shares illiquid..........       5
     If our shares are approved for a quotation
     on the over-the-counter market, they may be
     thinly traded and highly volatile............       5
     We are dependent on the success of the
     Faces & Names series, and we cannot be certain
     that we will be able to establish a significant
     enough viewership.............................      6
     We distribute our television program in
     the United States on barter, which means that
     we may never generate any revenue from it
     unless we obtain our own advertisers..........      6

      Our management's lack of significant
     experience with television programming or
     licensing could adversely affect our business.      6
     We have no liquidity or capital resources,
     and depend upon contributions from our
     principal to continue in operation, which
     may affect our ability to operate continuously.      7
      We are not profitable, and have not
     generated any revenue since our inception,
     which may affect our ability to continue to
     operate......................................        7
      Our president, Agata Gotova, has voting
     control over all matters submitted to a
     shareholder vote, which means that she, and
     not the investors, have control over all company
     matters........................................      7

Use of Proceeds..................................        11
Dividend Policy..................................        12
Dilution.........................................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................        15
Business.........................................        18
Management.......................................        26
Certain Transactions.............................        29
Principal Stockholders...........................        13
Description of Securities........................        28
Shares Eligible for Future Sale..................        31
Legal Matters....................................        32
Experts..........................................        32




                              ------------------------

                                PROSPECTUS SUMMARY

CORPORATE BACKGROUND

 Signature was organized on September 17, 1999, under the former name of Cinecam Corporation, and and commenced operations in March, 2000, but has not generated significant revenue and is still a development stage corporation. We changed out name to Signature Films on Janaury 29, 2002. Signature is in the business of development, production and distribution of a television program called "Faces & Names." "Faces & Names" is a celebrity interview program, which we have begun distributing on barter in the United States. It currently airs on two stations in Corpus Christi, Texas, three stations in Brownsville, Texas, one station in Bristol, Virginia/Tennessee, Pahrump, Nevada, Pittsburgh, Pennsylvania, Detroit, Michigan, Glendive, Montana, Morgan City, Louisiana, Reidsville, North Carolina, two stations in Springfield, Missouri, two stations in Redding/Eureka, California, Little Rock, Arkansas, St. Louis, Missouri, Christiansted, St. Croix, The Virgin Islands, and Victorville, California, and we are in the process of a nationwide direct mail and telemarketing campaign to expand the distribution of our program to broadcast television stations in the United States. We have produced so far 30 thirty minute episodes of Faces & Names, and 10 of those are currently in post-production editing. We also produce a series of in-depth interviews called "Autograph," which is being promoted by a distributor, Atmosphere Entertainment, primarily for the foreign markets.

 We have assets of $2,045,755 as of August 31, 2001, and have only $2,000 in revenues since our inception. We need to raise at least an additional $180,000 in the next twelve months in order to continue our business. There is no minimum amount of shares which must be sold in this offering. As a result, potential investors may end up holding shares in a company that:

   -has not received enough proceeds from the offering to being operations, and -has no market for its shares.

Siganture's common stock may never develop a market.

 The address of our principal executive offices is: 827 State Street, Suite 11, Santa Barbara, California 93101,and our telephone number is 805-899-1299.

                                  THE OFFERING

Common stock Offered.........................  Up to 2,000,000 shares

Common stock Outstanding after the
  Offering...................................  6,344,212 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of Common stock
offered                                        involve a high degree of
                                               risk and immediate substantial
                                               dilution


Term of offering........................... 24 months from date of prospectus



                               SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to August 31, 2001 and the consolidated balance sheet data at August 31, 2000 come from Signature's audited financial statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to August 31, 2001 come from unaudited interim financial statements prepared by management in accordance with generally accepted accounting principles.


Signature's audited and unaudited interim financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Signature considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended August 31, 2000 and August 31, 2001 do not necessarily indicate the results to be expected for the full year or for any future period. We have generated no revenues since inception, but have invested in the production of our television program, "Faces & Names."

BALANCE SHEET DATA:

                                            August 31, 2001     August 31, 2000
                                             -------------    ---------------
Assets: ................................     $2,045,755        $ 373,337
                                             ===========       =========
Liabilities - ..........................     $  --             $   --
                                               -------           --------
Stockholders' Equity:
    Common stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 1,741,289 at August 31, 2000
    and 4,144,212 at August 31, 2001.....         4,144            1,741
  Paid-In Capital .......................     2,159,918          433,582
 Deficit accumulated during development..      (153,945)         (61,986)
                                               -------           --------

     Total Stockholders' Equity .........     2,010,117          373,337
                                               -------           --------
      Total Liabilities and
       Stockholders' Equity ............     $2,045,755        $ 373,337
                                              =========         =========




STATEMENT OF OPERATIONS DATA:


                              August 31,     August 31,       Sept. 17, 1999
                              2001           2000             (inception)
                                                            through Aug. 31,
                                                            2001
                              -----------    --------------   -----------
Revenues: .................... $  --         $                 $    --
General and administrative
Expenses: ....................   91,959         61,986         153,945
                              -----------    --------------   -----------
     Net Loss ................   (61,986)      (61,986)      $(153,945)
                              -----------    --------------   -----------
Loss per share ............... $  (.02)      $  (.03)        $   (.04)
                                  ======        =====            =====

              -------------------------------------------------------


                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the information appearing in this prospectus.

 Signature is a development stage company with no operating history, and there is a risk we will not be able to sustain our operations, which means that investors may lose their entire investment.

 We have no operating history and are still a development stage company.
Since we have no history of operations, there is no way to predict if we will be able to sustain our operations. If we are unable to sustain our operations, investors may lose their entire investment.

 Our accountant has expressed doubt that we can continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

 We have accumulated losses since our inception, and our independent accountant has expressed that there is doubt that we may continue as a going concern. If we do not continue as a going concern, there will be no way for investors to recoup their investments.

 The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell investors' shares. This may make our stock less marketable, and liquid, and result in a lower market price.






 Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

 Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

  - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

  - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

  - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Signature's stock.

This offering is a direct participation offering, and there may be less due diligence performed.

In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

We depend upon our current officers and directors to continue our business.

Our business is dependent upon our current officers and directors, Agata Gotova, our president, chief executive officer and director, who is also our star and who contributes all of our working capital; Brent Sumner, our vice president, who is also our Director of Photography and Editor; and Julianna Onstad, our Secretary, who is also our publicist. If any of these officers or directors, and especially Ms. Gotova, leaves office or resigns, there will be no management to run our business.

 We need to raise at least $180,000 in the next 12 months or we will not be able to continue our business.

 We need to raise at least $180,000 in this offering. If we fail to do so, and are unable to raise at least $180,000 in the next 12 months through continuing to obtain capital from or borrowing from our president, or from private placements of our stock, we will not be able to operate our business. If we fail to raise this capital, then we will be froced to continue depending on our president and chief financial officer, Agata Gotova, for financial contributions or loans. She has agreed to continue to supply our capital needs, up to $10,000 per month, which is our minimum operating budget, indefinitely until further notice. There is no written agreement which contains her commitment.

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them.

If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile.

Stocks traded on the over-the-counter bulletin board or the pink sheets are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings.

We are dependent on the success of the Faces & Names and Autograph series, and we cannot be certain that we will be able to establish a significant enough viewership.

 We are dependent on the success of the Faces & Names and Autograph series, which in turn is dependent upon unpredictable and volatile factors beyond our control, such as the preference of our audience, and the ability to distribute the Faces & Names to more television stations and to distribute Autograph in television markets worldwide. The Faces & Names series is currently shown on broadcast television stations in only fourteen states. We cannot be certain that the viewership we are able to establish will be significant enough to generate sufficient revenue to allow us to break even or generate a profit. Furthermore, to attract a significant television audience for the Faces & Names Series over a long period of time, we need to complete additional episodes of the Faces & Names series.

 We distribute our television program, Faces & Names, in the United States on barter, which means that we may never generate any revenue from it unless we obtain our own advertisers.

 Television programming of many new series is initially done on barter, which means that, for every seven minutes of commercial air time during a one-half hour program, we share 3 1/2 minutes with the television station or network of television stations who run the program. This means that, unless we are successful in obtaining our own advertisers, we will not generate any revenue from our programs. We began running the series on barter in the summer of 2001.

Our management's lack of significant experience with television programming or licensing could adversely affect our business.

None of our management, with the exception of Brent Sumner, has any prior experience in the development and production of television programming, and none of them have any prior experience with the licensing of television programming. To date, we have completed 23 half-hour episodes. However, the television and licensing business is complicated and the absence of experience in such busines could adversely affect our business.

We have no liquidity or capital resources, and depend upon contributions from our principal to continue in operation, which may affect our ability to operate continuously.

Our president, Agata Gotova, provides us with all of our operating capital on per week on an as-needed basis. We have no cash reserves and are completely dependent upon her to support our operations.

We are not profitable, and have not generated any revenue since our inception, which may affect our ability to continue to operate.

We have no revenues since inception and an accumulated deficit of $190,731. We will not generate any revenues until such time as we have finished producing our first season of programs, build a sufficient number of television stations in the top 100 television markets in the United States, and obtain advertisers for our bartered commercial air time.

Our president, Agata Gotova, has voting control over all matters submitted to a shareholder vote, which means that she, and not the investors, have control over all company matters.

Our president holds 3,799,212 of our 4,144,212 shares outstanding as of August 31, 2001, which gives her voting control over all matters submitted to a vote of the shareholders.

This offering has been limited in California to persons who qualify for certain suitability standards.

The offering in California is being approved by the Commissioner of Corporations on the basis of a limited offering qualification where offers and/or sales could only be made to proposed issues based on their meeting certain suitability standards as described in this offering circular and the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations found in Title 10, California Code of Regulations, Rule 260.140, et. seq., Speculative Business; 260.140.30-260.140.33, 260.141 and 260.141.1 Excessive Promotional Shares and Restrictions thereon; 260.140.50 Fairness of the Offering Price and 260.613 Requirement for Audited Financial Statements. Sales in California are limited to those investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year and have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a net worth of $500,000, and the investment shall not exceed 10% of the net worth of the investor.

Exemptions for secondary trading in California have been withheld, which may make it difficult for investors in California to resell their shares.

Exemptions for secondary trading in California will be withheld by the California Commissioner of corporations, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering. Private sales are the only exemption which applies in California to California residents. A shareholder or his or her broker may apply to the Commissioner of Corporations to resell their securities in California, or we may apply for secondary trading in California if we accumulate at least 200 shareholders.


                                 USE OF PROCEEDS

The following table shows Signature's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold, after deduction of an estimate $5,500 in offering
expenses.   Further, there may be no shares at all sold in this offering.

                              10%      25%        50%       75%          100%
                            -------  -------  ---------- ---------    ---------
Gross proceeds              200,000  500,000  1,000,000  1,500,000    2,000,000
Less offering costs           5,000    5,000      5,000      5,000        5,000
                            -------  -------  ---------- ---------    ---------
Net offering proceeds      195,000   495,000   995,000   1,495,000    1,995,000


Use of net proceeds:

Employee salaries           60,000    60,000     60,000     60,000       60,000
Independent contract
labor                       12,000    12,000     12,000     12,000       12,000
Supplies                    24,000    24,000     24,000     24,000       24,000
Equipment                   10,000   100,000    200,000    200,000      200,000
Costumes                    20,000    50,000     50,000     50,000       50,000
Rent and utilities          10,000    10,000     10,000     10,000       10,000
Location travel             20,000    50,000    100,000    100,000      100,000
Working capital             39,000   189,000    539,000  1,039,000    1,039,000
                            -------  -------  ---------- ---------    ---------
Totals                     195,000   495,000    995,000  1,495,000    1,995,000


The allocation of the net proceeds of the Offering set forth above represents Signature's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Signature's future revenues and expenditures. If any of these factors change, Signaturemay find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

Signature has never declared or paid cash dividends on its capital stock. Signature currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                     NO CURRENT MARKET FOR COMMON STOCK

Signature's common stock is not listed or quoted at the present time, and there is no present public market for Signature's common stock. Signaturehas obtained a market maker who has agreed to file an application for Signature's securities to be quoted on the National Quotation Bureau's "pink sheets,"and who intends to file a form 211 with the National Association of Securities Dealers to quote Signature's securities on the over-the-counter bulletin board, upon the effectiveness of this registration statement, but obtaining a quotation is up to the over-the-counter bulletin board, and Signature's stock may never be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Signature's market maker's application on Form 211. A public market for Signature's common stock may never develop. The over-the-counter bulletin board and National Quotation Bureau's pink sheets are quotation systems, which allow brokers to buy and sell shares of stock quoted "by appointment." The results are announced electronically. This differs from a stock market, such as the NASDAQ, which actually executes trades in over-the- counter securities electronically, and which and stock exchanges, such as the New York Stock Exchange and the American Stock Exchange, which utilize brokers on a trading floor to execute buy and sell orders, which are then reported electronically. Also, the NASDAQ stock market and stock exchanges have listing standards, which require companies to have a minimum number of shareholders and minimum capitalization and share prices in order to obtain and maintain a listing with them. Stocks traded on the over-the-counter bulletin board and the pink sheets, unlike the NASDAQ stock market and exchanges, have very limited liquidity and, as a result, investors may not be able to sell all their shares at a favorable price or at all.

There are no securities issued that are subject to outstanding options or warrants to purchase, nor are there any securities convertible into common equity of Signature. There are no shares that could be sold under Rule 144 of the Securities Act that we have agreed to register for sale by security holders. There are no securities that are being or have been proposed to be publicly offered by us, other than those specifically covered by this registration statement.

There are a total of four shareholders as of November 30, 2001.


                                    DILUTION

As of August 31, 2001, Signature's net tangible book value was $2,010,117, or $0.49 per share of common stock. Net tangible book value is the aggregate amount of Signature's tangible assets less its total liabilities. Net tangible book value per share represents Signature's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of 2,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,000), Signature's net tangible book value as of the closing of this offering would increase from $0.49 to $0.65 per share. This represents an immediate increase in the net tangible book value of $0.16 per share to current shareholders, and immediate dilution of $0.31 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ...................      $1.00
Net tangible book value per share before offering..................      $0.49
Increase per share attributable to new investors...................      $0.16
Net tangible book value per share after offering...................      $0.69
Dilution per share to new investors................................      $0.31
Percentage dilution................................................       66%




 The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 2,000,000 shares in this offering.

                           Number      Total       Percentage   Percentage     Average
                           of          Price       of Shares    of             Price per
                           Shares      Paid        Purchased    Consideration  Share
                          ------       -----       ----------   -------------  --------
 Existing Investors   4,144,212   $1,474,347      68.4%         42.43%       $ .34
  New Investors       2,000,000   $2,000,000      32.6%         57.4%       $1.00


This table assumes a sale of 50% of the shares offered by the company. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $2,010,117 to $3,010,117. This represents an immediate increase in the net tangible book value of $0.49 per share to current shareholders, and immediate dilution of $0.58 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                            $ 1.00
Net tangible book value per share before offering............    $ 0.49
Increase per share attributable to new investors.............    $ 0.09
Net tangible book value per share after offering.........        $ 0.58
Dilution per share to new investors.............                 $ 0.42
Percentage dilution.............................                   42%

 The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 50% of the 2,000,000 shares offered in this offering.

                           Number      Total       Percentage   Percentage     Average
                           of          Price       of Shares    of             Price per
                           Shares      Paid        Purchased    Consideration  Share
                          ------       -----       ----------   -------------  --------
 Existing Investors   4,144,212   $1,474,347      81.29%         59.59%       $ .34
  New Investors       1,000,000   $1,000,000      18.71%         57.51%       $1.00





This table assumes a sale of 25% of the shares offered by the company. After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $2,010,117 to $2,510,117. This represents an immediate increase in the net tangible book value of $0.05 per share to current shareholders, and immediate dilution of $0.56 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                            $ 1.00
Net tangible book value per share before offering............    $ 0.49
Increase per share attributable to new investors.............    $ 0.05
Net tangible book value per share after offering.........        $ 0.54
Dilution per share to new investors.............                 $ 0.56
Percentage dilution.............................                   56%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 25% of the 2,000,000 shares offered in this offering.

                           Number      Total       Percentage   Percentage     Average
                           of          Price       of Shares    of             Price per
                           Shares      Paid        Purchased    Consideration  Share
                          ------       -----       ----------   -------------  --------
 Existing Investors  4,144,212   $1,474,347       89.68%       74.68%       $ 0.34
 New Investors         500,000   $  500,000       10.32%       25.32%       $ 1.00



               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Signature's Consolidated Financial statements, including the notes, appearing elsewhere in this Prospectus.

                                 COMPANY OVERVIEW

Signaturewas organized on September 17, 1999, and has just recently commenced operations. Signatureis engaged in the business of developing, producing and distributing its own television programs called "Faces & Names," and "Autograph," which are both celebrity interview programs. Signature's common stock is not listed on any recognized exchange or quoted on any quotation medium. Signature's stock may never develop a market.



                          PLAN OF OPERATIONS-IN GENERAL

 We plan to continue to produce our television program, "Faces & Names," which is a weekly, 30 minute program. We plan to continue direct mail and telemarketing efforts to broadcast and cable television stations in the United States. We promote Faces & Names on "barter" to television stations in the United States. Barter involves sharing commercial time. When a television station in the United States signs a license agreement with us to air Faces & Names for a term of one year, we share 3 1/2 minutes of every seven minutes of commercial time shown during the airing of Faces & Names on that station every week. When we have entered into a sufficient amount of barter agreements, then we will negotiate with advertising agencies or directly with advertisers to fill our 3 1/2 minutes of national commercial time per week. We have begun to canvass potential advertisers and advertising agencies, but have not begun a comprehensive campaign to reach advertisers yet, because we are still in production of our first season of episodes, and still promoting them to stations in the United States. After the production and promotion of our first season has been completed, which will take another 60 days, we will begin our promotion to advertisers and advertising agencies. We are also obtaining our own advertisers for our commercial time, through classified advertisements in the Los Angeles and New York metropolitan newspapers. We also produce a show called "Autograph," which consists of the interviews we feel have the most durable library value, and which is being promoted by Atmosphere Entertainment, in exchange for 20% of the gross proceeds received from sales in any worldwide market.

During the next twelve months, Signature plans to satisfy its cash requirements by this offering and by additional funding from its principals, on which we have survived since our inception. Signature may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy its cash requirements.

 Signature will need a minimum of $180,000 to satisfy its cash requirements for the next 12 months. Signature will not be able to operate if it does not obtain equity financing through this offering, subsequent private offerings, or contributions from its principals. If only a minimal amount of shares are sold in this offering, Signature will continue to satisfy its cash requirements by contributions from its principals, which we expect will continue to contribute for the next twelve months. Signature's current material commitments are $440 per month to Rametto Corporation for rent, approximately $850 per month to Verizon for telephone expenses, payroll of $2700 per month for our publicist/production assistant, and a part-time salesperson, and approximately $5,000 per month for our technicians. Signature depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. Signature may never be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Signature will be able to generate revenue and become profitable from advertising sales and achieve liquidity within the next twelve months. Signature anticipates that development costs for its programming will cost at least $100,000 during the next twelve months, including the costs for its technicians. We also expect to purchase some additional audio and video equipment in the next twelve months, at a cost of $5,000 to $100,000, depending upon the performance of this offering. Signature has no current material commitments. Signature has generated no revenue since its inception.



Milestones

 Signature will seek to raise at least $180,000 from this offering, over and above offering costs estimated at $5,000, in order to implement its plan of operations for the next twelve months of operations. This minimum amount of capital must be raised in order to properly commence operations. If we do not raise at least $180,000 from this offering, then we will seek funding by borrowing from our principal stockholder. The first $50,000 of this capital is budgeted for the continued development and production of our television series, "Faces & Names" and "Autograph." This milestone has been partially accomplished, as we have shot and edited all 22 of our first years' episodes of Faces & Names, and have edited the first 15 "Autograph" shows. We will continue to shoot new episodes and complete episodes in post-production.

 The next milestone will be the continued promotion of our Faces & Names series to national broadcasters. This milestone is being worked on at this time, and we will continue to market Faces & Names to television stations in the United States. This milestone is accomplished by direct fax, mail and telephone contact with television stations and broadcasters, and mailing of VHS cassettes to them with samples of Faces & Names. So far, we canvassed all broadcast stations in the 50 states, and have sent out demonstration video tapes to approximately 132 stations who have asked for them. We expect to achieve this milestone by June, 2002.

 The following stations are currently airing Faces & Names in the United
States:

 KXPX and KTOV in Corpus Christi, Texas; WCYB in Bristol,
Virginia/Tennessee; WBGN in Pittsburgh, Pennsylvania; WADL in Detroit, Michigan; KPVM in Pahrump, Nevada; WXIV-TV in Reidsville, North Carolina; KSPR-TV in Springfield, Missouri; KWBJ in Morgan City, Louisiana; KAEF-TV in Eureka, California; and KRCR-TV in Chico/Redding, California; KYPX in Little Rock, Arkansas; KWBS in Forth Smith, Arkansas and Springfield, Missouri; WBIF in Panama city, Florida; WPXS in St. Louis, Missouri; WICS/WICD TV in Springfield, Illinois; WSVI TV in Christiansted, St. Croix, The Virgin Islands; KHIZ TV in Victorville, California; and KXGN TV in Glendive, Montana, are currently airing Faces & Names.

 We have been promoting our advertising barter time weekly, by advertising alternately in the Los Angeles Times and New York Times Classifieds. We have two current agreements for airing commercials; one with Hollywood Scriptwriting, who pays us $350 for airing their 30 second commercial, and Dreamcloud Productions, who pays us $5 for every inquiry they receive from airing the commercial. We have performed price quotes for an additional five companies, and plan to continue to promote our advertising time in six week increments.

 We have marketed Faces & Names to the following countries: Poland, Russia, Turkey, The Dominican Republic, Japan, China, and France, and have sent out demonstration tapes to stations and distributors in these countries, but have had no positive responses to date. As part of our second milestone, we seek to conclude our marketing program to stations in the United States and Canada. This milestone is expected to be completed by July, 2002, at an approximate cost of $5,200.

 The next milestone will be the marketing of "Autograph." Our distributor and sales agent, Atmosphere Entertainment, is in the process of marketing "Autograph," and has presented this series at the National Association of Television Producers and Executives (NATPE) in January, 2002, and the American Film Market (AFM) in February, 2002. It will continue to represent us in the marketing of "Autograph" at the other major trade shows throughout the year 2002. The cost of this milestone is approximately $50,000, which includes expense fees payable to Atmosphere Entertainment of approximately $4,000 per trade show, and expenses for the printing of brochures, posters, and DVD demos.


 Our next milestone is to sell our bartered commercial time to advertisers.
We will attempt to do this by contacting advertising agencies by telephone and fax. We expect that this milestone will be completed by December, 2002, at an approximate cost of $5,000, and that, at the end of this milestone, we expect to receive our first revenues.

Signature is still considered to be a development stage company, with no revenues, and is dependent upon the raising of capital through placement of its common stock. Signature may never be successful in raising the capital it requires through the sale of its common stock.


                                    BUSINESS

                               BUSINESS DEVELOPMENT

Both the "Faces & Names" and "Autograph" series were conceived by our President, Agata Gotova. Originally, we developed an arrangement with Russian Public Television, Channel 1 ORT, in Moscow, Russia, to develop a pilot for the series to be aired in Russia. The pilot was to be evaluated by Russian Public Television in order to determine if it would license the show from us. We produced and sent the pilot, which was a show featuring the Academy Awards ceremony and interviews with the stars on the red carpet of the Screen Actor's Guild Awards in 2000, but Russian Public Television declined to air the pilot and did not license the series, for reasons that were never expressed to us, and we continued to develop and produce the series, and to syndicate it to other markets. Our relationship with Russian Public Television was beneficial to us, as they sent us a press credential which enabled us to attend major events. We no longer need to use the press credential, as we have developed name recognition in the Hollywood community under our own corporate name and the name of our television show.

In general

 We have shot 30 and produced 22 half-hour episodes of the Faces & Names series and one half hour pilot. The Faces & Names series features interviews with Hollywood celebrities, Broadway performers, and singers, as well as clips from films, television shows, Broadway shows, and music videos. Each show is hosted by Agata Gotova, who either interviews the stars on the red carpet at various events in Hollywood and abroad, on sets of films, or an in-depth interview with a particular star. A full list of programs, including the celebrities interviewed, can be found under the section below marked, "Faces & Names." Certain of our interviews have been re-edited and repackaged under the name, "Autograph," which is a series of in-depth interviews with well known personalities in the entertainment industry. We have produced 15 of these 30 minute programs, for international and domestic distribution. A full list of programs can be found under the section below marked, "Autograph."

 We produce three kinds of Faces & Names programs. One is a program featuring an awards show or event, such as the Oscars, the popularity of which will wane by the time of the next such annual event. We attend these events in order to make contacts with stars who we will later feature in our second type of program, the in-depth interview. Management believes that the in-depth interview format, which is like a biography or filmography presentation, has an indefinite library life, and can be re-broadcast in different markets without regard to time. For example, our in-depth interviews with stars such as Fayard Nicholas and Janet Leigh fall into this category. We will continue to cover and update the award shows and events and produce programs on them that we fully expect will be obsolete after one or two seasons. These shows will be replaced by other shows, as we continue to produce Faces & Names. The third category of program we produce is an interview program on the set of a Hollywood movie, which shows behind the scenes and the making of the movie. These programs will become obsolete after the movie is no longer showing in theaters. Our program on "The Quiet American" falls into this category.

In February, 2001, as a result of our attendance at the National Association of Television Programming Executives in Las Vegas, Nevada in January, and the beginning of our marketing campaign to domestic television stations, we signed license agreements with KXPX channel 14 and KTOV Channel 17 to air Faces & Names weekly in Corpus Christi, Texas; and KZAV, KZMC, and an affiliated satellite television station in Brownsville, Texas.

 In March, 2001, we signed a license agreement with WYLE television in Huntsville, Alabama, which began airing Faces & Names in May 1, 2001. However, WYLE had to stop airing our program because it is going off the air to convert to a digital format, and will begin airing Faces & Names again after the conversion in April, 2002. In March, 2001, we signed a license agreement with WCYB-TV, who will air our program on an as-needed basis. In May, 2001, we signed license agreements with WBGN-TV in Pittsburgh, Pennsylvania, which began airing our program in July, 2001, and KPVM-TV in Pahrump, Nevada, which also began airing them in July, 2001. In June, 2001, we signed a license agreement with WADL-TV in Clinton Township, Michigan, which began airing our program in August, 2001. In June, 2001, we signed a license agreement with KEYC-TV in Mankato, Minnesota, which began airing our program in July, 2001, but which has cancelled the program in September, because it decided not to incur the expense of formatting the program to fit its programming needs. In August, 2001, we signed a license agreement with KWBJ-TV in Morgan City, Louisiana, which will begin airing our program on September 10, 2001. In September, 2001, we signed agreements with WXIV-TV in Reidsville, North Carolina, and with WXIV-TV in Springfield, Missouri. Both stations will air the program beginning September 22, 2001. In September, 2001, we also signed a license agreement with KAEF-TV in Eureka, California, and KRCR-TV in Chico/Redding, California, for airing our program on an "as-needed" basis. On September 24, 2001, we signed four license agreements with Equity Broadcasting Corp. to air our program on five stations; WPXS, St. Louis, Missouri; KYPX, Little Rock, Arkansas; KWBS in Springfield, Missouri, and Ft. Smith, Arkansas; and WBIF in Panama City, Florida. Faces & Names started airing on all of these stations on October 1, 2001. In December, 2001, we signed license agreements with WICS/WICD TV in Springfield, Illinois, which began airing Faces & Names in January, 2002, and with Christiansted, St. Croix, Virgin Islands, which began airing Faces & Names in January, 2002. In January, 2002, we signed a license agreement with KHIZ TV in Victorville, California, which began airing Faces & Names in January, 2002. The license agreements are good for one year. Each season of this television series consists of 11 episodes. There are two seasons each calendar year, and each program is re-run at least twice.

 We have completed production of a full first season of weekly programs, and will continue to produce programs beyond that for our next season. We are also continuing our marketing campaign to domestic television stations.

In addition to Faces & Names, we have a full service video production facility, and the capability to produce television commercials, music videos, and other television programs, if the opportunity should arise. We have marketed these services on the Internet, by word of mouth, and have advertised our production services in the local newspaper to cover events such as weddings. We have bid on two outside projects, but our bids have not been accepted. We do not have the extra personnel or the capital to market these services at the present time, but will take our staff off of our current production schedule to complete and project and hire outside staff, if needed, in order to take advantage of any such opportunity presented to us, in order to produce revenue to support our television production.


                            FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Signature's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                    MARKETING

 Signature has developed what we feel to be an effective marketing program for Faces & Names, and we have delegated the marketing of Autograph to Atomosphere Entertainment. We started marketing the Faces & Names series to distributors and programmers by attending the National Association of Television Programming Executives convention in January, 2001, and the Monte Carlo International Television Festival in February, 2001. As a result of our attendance at these conventions, we were able to develop informal contacts with distributors who represented us at the MIP television market in Cannes in April, 2001, and obtain our first licensing agreement with KXPX and KTOV in Corpus Christi, Texas. Our Autograph series is marketed domestically and internationally by Atmosphere Entertainment, who markets the show through their professional sales department and at major entertainment industry trade shows. We pay a flat fee to Atmosphere Entertainment for their expenses incurred at the trade shows they attend for us, plus 20% of all gross sales they obtain,


 Using materials from the National Association of Television Programming Executives, we began a fax and telemarketing campaign in February, 2001, which we have determined to be the most effective. There are over 1600 television stations in the United States and Canada alone, and, so far, we have contacted all of the stations in the United States by fax and mail, and approximately 112 have responded with interest. These stations all requested and were sent VHS screening copies of 2-3 programs.

 Our marketing campaign involves first faxing and mailing a letter of introduction and our 2002 program catalog to television broadcasters, and then following up with a telephone call. Stations who are interested request a demonstration of Faces & Names, and we send them, by mail, a VHS screener cassette with samples of Faces & Names, which we call our trailer, and one full show representative of our best work. After the screener has been received and the stations have had time to examine it, we follow up with another telephone call to determine if they are interested in licensing our show. Stations who have space available and are still interested sign a license agreement. We have scheduled approximately 50 stations who had no space available for this season for a follow up call in January, 2002, to inquire if our program will fit into their next season.

 Licensing of our show, Faces & Names, domestically is done on "barter."
This is the way many new shows are marketed in the United States, even to major networks such as the WB network, PAX, or UPN. Our license agreement provides that we receive the right to half of the approximately seven minutes of commercial time from each weekly program.

 To help achieve its marketing goals, Signature has implemented an online marketing campaign. The objective will be to name awareness for Signature in the online community and to continually acquire new visitors to our Web site, www.facesandnames.net, which supports our program, and to our corporate website, www.cinecam.net. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Signature's online campaign targets sites that generate high traffic from Internet users who fit Signature's customer profile. Our customer profile includes advertisers, television station executives, and television viewers, from whom we wish to receive support for our existing and future programming by watching our shows. In order to create this market presence and increase customer awareness, Signature promotes its Web sites on the major search engines, directories and promotional sites the Internet offers. We are not listed in the top five categories on major search engines when a visitor types in key words related to television programs and celebrity interviews. We have not researched the cost of being included in the top five listings on major search engines, as we have determined that any additional cost of web site promotion would not likely benefit our planned operations, as we do not offer products for sale on the Internet, and our web sites are supplemental to our other marketing activity. Signaturemay never obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. We are already listed on all major search engines that do not charge a fee for listing. We do not believe that listing with search engines who charge a fee will be cost-effective for the purposes we are using the Internet. We will also seek links to other entertainment related web sites of stars whom we interview, and are already linked to sites of Patrick Bauchau, Bruce Greenwood, and John Spencer.

 The site has been developed, and Signature's sites have been submitted to the 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Signature's Internet program, targeted links with sites of similar interest is another method of obtaining visitors that are interested in Signature's site. Signature has searched for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Signature's Web site. We receive approximately 230 hits per week on the Faces & Names website, and about 80 hits per week on the Signaturewebsite.


                                    AUTOGRAPH

 Autograph is an in-depth celebrity interview program, featuring well known personalities in the entertainment industry. Each show contains a montage of film or music video clips set to music, and an in-depth interview conducted on camera by Agata Gotova, along with clips of films or music videos.

 To date, we have developed and produced the following episodes of
Autograph:

1) Janet Leigh: An in-depth interview with Hollywood's leading lady of the golden years, who speaks about her relationships with Howard Hughes, Tony Curtis, and her famous Psycho shower scene.

 2) Laura Linnery: The Academy Award nominated actress speaks about her life and her work in theatre and film.

 3) Riverdance:The story of the Grammy award winning Irish dance sensation with interviews of starsEileen Martin and Pat Roddy and clips from the show.

 4) Robert Duvall: An exclusive, in-depth and candid interview with the Oscar winning performer,director and writer.

 5) On the set with Robert Duvall: Behind the scenes with Robert Duvall and the making of "Assassination Tango," on the set in Buenos Aires, Argentina.

 6) Melissa Rivers: The E! Entertainment Channel hostess and daughter of Joan Rivers, talks about her career and her family.

 7) On the set with Michael Caine: A behind the scenes look at the making of "The Quiet American," on location in Sydney, Australia.

 8) Moscow Pop Stars' Legends and Legacies: An in-depth interview with Russia's "Paul McCartney" of Russian pop music, Igor Nikolaev, and his daughter, pop star Julia Nikolaeva.

 9) Julian Sands: A revealing interview on the set with the star of "A Room With a View."

10) Rade Sherbedgia:   An in depth look at the life and career of the
most well known actor in Yugoslavia, and his work with Hollywood moguls Phillip Noyce and Stanley Kubrick.

11) Ben Kingsley: An in-depth interview with the Oscar winning star of "Gandhi" and "Schindler's List," with clips from his films.

12) Patrick Bauchau:   An interview with the international film star
whose television series, "The Pretender" has developed a cult following.

13) Fayard Nicholas:: The surviving member of the Nicholas Brothers, the most famous tap dancers in the world, talks about how it was to work with virtually every legend of the golden days of Hollywood.

14) Italian Pop Stars' Legends and Legacies: Interviews with Italian popstars Giorgia, Ricky Anelli and supermodel Megan Gale, including performances by Ricky Martin, Faith Hill, Russell Crowe,
Eminem, Placebo, Enya, Anastacia at the world famous San Remo song contest.

15) Nneena Freelon: An in-depth interview with Grammy nominated, Jazz sensation Nneena Freelon.


                                  FACES & NAMES

Faces & Names is a celebrity interview program, hosted by Agata Gotova. Our objective is to bring our viewers interviews with their favorite Hollywood, Broadway, and musical stars, and red carpet events and parties, such as the Academy Awards, the Emmys, and other celebrity events. We use these events not only to create programs, but also to meet interview subjects for subsequent in-depth interviews.

To date, we have developed and produced the following episodes:

       1. Pilot: The Oscars, featuring interviews with Tom Cruise, Gary Sinise, Jack Lemmon, Lolita Davidovich, Camryn Manheim, Calista Flockhart, Hilary Swank and Chad Lowe, and Russell Crowe. These interviews were obtained during the Screen Actor's Guild Awards.

       2. Los Angeles Film School: A look at the film school and its new digital technology, featuring interviews with Faye Dunaway, Julian Sands and Director, Phillip Noyce. These interviews were pre-arranged.

       3. Riverdance: The Grammy award winning Irish dance sensation with interview of stars Eileen Martin and Pat Roddy and their favorite numbers from the show. These interviews were pre-arranged.

       4. The Emmys, featuring interviews with Michael J. Fox, Tom Selleck, Henry Winkler, Debbie Reynolds, Trey Parker, John Spencer and clips from Emmy winning television shows. These interviews were conducted during the Creative Arts Emmys arrivals.

       5. Patrick Bauchau: and in-depth interview with the multi-lingual star and clips from his favorite films. This interview was pre-arranged.

       6. Melissa Rivers: An in-depth interview with the E! Entertainment Channel hostess and daughter of Joan Rivers, who talks about her career and her family; featuring clips from her shows. This interview was pre-arranged.

       7. Julian Sands on the Set of Rose Red: an in-depth interview with Julian Sands, with a behind the scenes look at the making of Steven King's new mini series and clips from films featuring Julian Sands. Filmed on location in Seattle. This interview was pre-arranged.

       8. Oscar 2001, featuring interviews with Tom Cruise, Hilary Swank, Russell Crowe, Ang Lee, Steven Soderbergh, Joan Allen, Laura Linney and the Night of 100 stars Oscar party at the Beverly Hills Hotel, featuring interviews with Cliff Robertson, Sean Young, Emma Harris, Weird Al Yankovick, Michael Bolton, Rick James, Cassanova, Michael Badalucco, Gary Busey, David Hasselhoff and more. These interviews were conducted at red carpet arrivals at the Screen Actors Guild Awards, the Directors' Guild Awards, shot on location at the Oscars, and at the Oscar party at the Beverly Hills Hotel.

       9. Rade Sherbedgia: An in-dpeth interview on the set of "Quiet American", Phillip Noyce's latest film starring Michael Caine and Brendon Fraser, with a behind the scenes look at the making of the making of the film. Filmed on location in Sydney, Australia. This interview was pre-arranged.

      10. The Quiet American: A behind-the scenes look at the filming of The Quiet American, with interviews with Michael Caine, Phillip Noyce and Rade Sherbedjia. These interviews were pre-arranged.

      11. Legends of Hollywood: Featuring interview with Carol Burnett, Tim Conway, Fayard Nicholas, Dom Deloise, Janet Leigh, Ruta Lee, Terri Garr and highlights of the 2001 Gypsy Awards. These interviews were conducted during the 2001 Gypsy Awards.

      12. Fayard Nicholas: An in-depth interview with the surviving member of the Nicholas Brothers, the most famous American tap dancers in the world, and clips from their films. This interview was pre-arranged.

      13. Ben Kingsley: An in-depth interview with the Oscar winning star of "Gandhi" and "Schindler's List", with clips from his films. This interview was pre-arranged.

      14. Robert Duvall: An in-depth interview with the actor/producer/director/writer on the set of his new film, Assassination Tango. This interview was pre-arranged.

      15. Assassination Tango: A behind the scenes look at the filming of the film, Assassination Tango, with interviews with Robert Duvall and Luciana Pedraza.



    16. Monte Carlo Television Festival: Exclusive coverage of the Golden Nymph Awards in Monaco, with appearances by Prince Albert and interviews with Joan Collins, Steven J. Cannell, Michael T. Weiss, Andrea Parker, Geena Lee Nolin, Paula Trickey, Tasha de Vasconcellos, Maria Grazia Cuccinotta and highlights of the Monte Carlo parties and night life. Filmed on location in Monaco. The interviews with Cannell, Weiss and Parker were pre-arranged. The rest were conducted at the Golden Nymph Awards.



    17. San Remo Song Contest: Coverage of the historical song contest, including performances by Ricky Martin, Faith Hill, Russell Crowe, Eminem, Placebo, Enya, Anastacia and interviews with Italian popstars: Giorgia, Ricky Anelli and Australian supermodel Megan Gale. Filmed on location in San Remo, Italy. This interview was pre-arranged.

   18. Nneena Freelon: An in-depth interview with Jazz sensation Nneena Freelon, featuring her music and a live performance at the Long Beach Jazz Festival. This interview was pre-arranged.



    19. Janet Leigh: An in-depth interview with one of Hollywood's leading ladies of the golden era, and clips from her films. This interview was pre-arranged.

      20. Laura Linney: An in-depth interview with the Academy Award nominated actress.

    21. Russian Pop Stars, Legends and Legacies: An in-depth interview with Igor Nikolaev, who has been called "the Mozart of Russian pop music" and his daughter, rock star, Julia Nikolaeva. This interview was pre-arranged.

      22. The Golden Satellite Awards:
The story of the Golden Satellite Awards, sponsored by the International Press Academy, which broke off form the Hollywood Foreign Press Association's Golden Globe Awards, featuring their first award show, and clips from feature films, such as "Traffic", "Quills" and "13 Days", and interviews with Stacey Keach, Bruce Greenwood, Sofia Coppola, Tim Daly, Linda Gray, Jill Hennesy. These interviews were all conducted at the Golden Satellite Awards.

    The following programs have been taken off of our production schedule, and may be included in our next season or featured in other upcoming episodes 27:

     1. The Directors Guild Awards with interviews with Ang Lee, Steven Soderbergh, Joan Allen, Brian Dennehy and Dijmon Honsou.

     2. Mark Carliner: An in-depth interview with award winning Hollywood Producer of Steven King's mini series, "Rose Red", Crossroads, The Shining, George Wallace and Stalin. This interview was pre-arranged.

     3. Nicholas Coster: A visit on board the yacht of the star of Santa Barbara, which soap opera is not currently aired in the United States, with clips from the successful soap opera, Santa Barbara. This interview was pre-arranged.

     4. Independent Film Making: A look at Independent Films, featuring Academy Award winner John Woodward, Vincent Van Patten and Stan Kirsch, with clips from Independent films, "Vice", "Follow Me Outside", and coverage of the Santa Barbara International Film Festival, with interviews with Diane Keaton, Larry King, Francis Veber and George Lopez. These interviews were taken at the Port Huneme and Santa Barbara International Film Festivals.

      5. Kristina Orbakaite: An in-depth interview with the Russian pop star we call the Princess of Russian Pop. This interview was pre-arranged.

   6. The Screen Actor's Guild Awards: From the nominations announcement, to the making of the statuette, to the red carpet arrivals, to the winners, featuring interviews with Russell Crowe, Laura Linney, Martin Sheen, Leelee Sobeski, Patty Duke, Stockard Channing, John Spencer, Michael Badalucco, Juliette Binoche, Kate Winslet, Joaquin Phoenix, The cast of "Traffic", and clips from the nominated films. These interviews were all conducted at the Screen Actors Guild Awards.

      7. Maxim and Irina: An in-depth interview with the principals of American Ballet Theatre, currently performing at the Metropolitan in New York City. This interview was pre-arranged.


      8. Moscow: A tour of Moscow, with its Russian pop stars, Julia
Nikolaeva, Igor Nikolaev, and Kristina Orbakaite; and the Moscow International Film Festival, featuring interviews with American Producer Bob Van Ronkel, Nikita Michailkov and Nadia Michailkova, and Woody Harrelson. Appearances by Sean Penn and Jack Nicholson. The interviews with Van Ronkel, Nadia Michailkov, Igor Nikolaev, Julia Nikolaeva, and Kristina Orbakaite were pre-arranged. The others were conducted at the Moscow International Film Festival.

 9. Larisa: An in-depth interview with Supermodel Larisa Bondarenko, who discusses her successes as a "Guess" girl and her come back. Filmed on location in New York and Milan. This interview was pre-arranged.

                                     PATENTS

 Signature holds no patents for its products. Signature is the registered owner of the Internet domain names, www.Cinecam.net, www.facesandnames.tv, www.autograph.tv, www.signaturefilms.tv, and www.facesandnames.net. It is the copyright owner of 22 Faces & Names programs and 15 programs of Autograph.

                                GOVERNMENT REGULATION

Government approval is not necessary for Signature's business, and government regulations have no effect or a negligible effect on its business.





                                    EMPLOYEES

Signature presently employs its President, Chief Financial Officer and Director, Agata Gotova, who is also the host of our show, and who devotes her full time efforts to our business; its Vice President and Director of Photography, Brent Sumner, who is our principal cameraman and editor, and who devotes his full time efforts to our business; our Secretary, Julianna Onstad, who is also our publicist and production assistant, who devotes her full time efforts to our business; and Kenneth G. Eade, our legal counsel, who also acts as our executive producer, who devotes his part time effort to our business.

We also employ independent contractor David Florimbi, as our consulting producer, Frank Misceo, as our sound technician, and Michael Alba, as our second cameraman. Mr. Florimbi, Mr. Misceo and Mr. Alba devote their part time efforts to our business.

                                    PROPERTIES

 We own two digital video cameras, one 35mm motion picture camera, two tripods, a lighting system, a sound mixer, a digital editing player/recorder, and an AVID editing system, equipped for digital video editing and special effects. We lease offices at 827 State Street, Suite 9, Santa Barbara, California, on a month-to-month basis from Rametto Company, a company unrelated to the Company, pursuant to an oral agreement, for which the Company pays $400 per month. Management believes that the office space is sufficient for the Company's needs. Signature has an oral agreement with Rametto Corporation for the mont to month rental of its office space, located at 827 State Street, Suite 9, Santa Barbara, California. Signature owns its Internet Web site, and the Internet domain names, www.Cinecam.net, www.autograph.tv, www.signaturefilms.tv, www.facesand names.tv, and www.facesandnames.net. Signature owns a library of 30 Faces & Names episodes, and 15 Autograph episodes, and a library of raw stock footage shot of awards ceremonies and landmarks in Sydney, Australia, New York, New York, Buenos Aires, Argentina, Monaco, San Remo, Milan, and Moscow.

                                   COMPETITION

We compete with other television production companies which have greater financial resources and experience than us. We compete with major production companies, and competition for access to a limited supply of facilities and talented creative personnel to produce programs is often based on relationships and pricing. Our programs compete for time slots, ratings, distribution channels and financing, and related advertising revenues with other programming products. Our competitors include motion picture studios, television networks, and independent television production companies, which have become increasingly active in television programming. Our competitors include other, larger entities, which have substantially greater financial and other resources than us, and certain television syndicators, production companies, and networks. In addition, there is a strong trend toward vertical integration in the business, with more networks owning productions, making it more difficult for smaller, independent companies such as us to obtain favorable production financing and distribution terms.

                                LEGAL PROCEEDINGS

Signature is not party to any pending litigation, legal proceedings or claims.


                                   MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of directors of Signature serve until the next annual meeting of stockholders, or until their successors have been elected.

The officers serve at the pleasure of the Board of directors. Directors serve a term of one year, or until the following annual meeting of shareholders, whichever period is longer.

The current executive officers, key employees and directors of Signature are as follows:

Name                     Age                       Position
----                     ---                       --------

Agata Gotova             29                   President, Chief Financial
Director

Brent Sumner             32                   Vice President, Director

Julianna Onstad          43                   Secretary

Agata Gotova. Ms. Gotova is the current President, Chief Financial Officer and Director of Signature, since inception. She is the former Secretary and Director of FBI Fresh Burgers, International; a company with a business plan of establishing a chain of fast food restaurants, from February, 2000 through December, 2000; and the former Secretary and director of Et Voila! European Cafes, Inc., from 1998 through 2000; a company which is engaged in the business of marketing automobile tracking technology. She was Secretary and director of Innovative Software Technologies, Inc., and Mercury Software, companies which both specialized in software sales, from 1998 through 2000. From February 1, 2000 through January, 2001, she was president, chief financial officer, secretary and director of e-Synergies, Inc.; a company which provides e-commerce solutions to business wishing to do business on the world wide web; and president, chief financial officer, secretary and director of Russian Imports, Inc., a company which was engaged in the business of selling import items from Russia. From 1992 through 1997, she was engaged in the import and export business, specializing in trade with Russia and the former Soviet Republics. For a period of four years prior to 1997, Ms. Gotova resided and did business in Paris, France. From 1983 through 1990, she was a dancer in the Kalinka Dance Ensemble in Moscow, Russia, and appeared in several films and television shows. She is a member of the Screen Actor's Guild, and speaks French, English and Russian fluently. Ms. Gotova was educated at the University, Minister of International Affairs, Moscow, and Sorbonne University, Paris.

Brent Sumner. Mr. Sumner is the current Vice President and director of Signature, since March, 2001. Since August, 2000, he has been engaged as an independent contractor for Signaturein the position of Director of Photography, Editor and crew supervisor for the television series, "Faces & Names." From 1996 through 2001, he was employed by Living Edge media, as a Producer and Editor of the television series, "The Living Edge," "Life is Stranger than Fiction," and 'Living Ageless," where he was responsible for conceptualization, photography, and editing of over 300 segments, 6 one hour specials, trailers and commercials. In 1996, he was employed by Dejan Productions as an editor and camera assistant, where he worked on commercials and promotional videos. In 1996, he was employed by United Airlines as cameraman for the production of an in-flight video called, "Wines of the World Series." In 1995, he was employed as a cameraman for Flying Buffalo Productions as cameraman for the feature film, "Welcome to Troy." In 1995 he was also employed as Director of Photography for a sketch comedy series starring Jimmy Fallon of "Saturday Night Live." From 1994 through 1995, he worked as a cameraman and location sound man for Rock the Vote-MTV on a documentary called Pearl Jam's "Drop in the Park." Mr. Sumner studied film, video production and post-production at the Brooks Institute of Photography from 1994 through 1997.

Julianna Onstad. Ms. Onstad is the current Secretary of Signature, since March, 2001. From December 15, 2000 to the present, she has been employed by Signatureas a publicist and production assistant. In this position, she is responsible for marketing, sales and distribution of programming, public relations, production assistance, and post-production special effects. From 1979 through 2000, she was employed as an independent freelance office administrator, responsible for reception, correspondence, proofreading, editing, research, proposals, manuals, general organization, library cataloging, filing systems, bookkeeping and accounting, on an as-needed basis for a variety of companies, including serving as operations assistant for an independent bookstore, legal assistant for a small law firm, and manager of an art gallery.


                              EXECUTIVE COMPENSATION

 Signature has agreed to compensate its President, Agata Gotova, with shares for services valued at approximately $10,000 to $25,000 for each completed episode, which is included in the cost of film inventory. The basis for the valuation of services is the comparison of the services paid to hosts of similar television programs. The valuation of the shares used to compensate Ms. Gotova has changed over time when new productions were made, when new equipment and film inventory was added to our asset base, and when stations started to sign license agreements. The fair value of the stock was determined by the board of directors based upon factors including the book value of our outstanding stock, the lack of a current market for the stock, our need for capital and our lack of liquidity and lack of earnings. It compensates its Vice President, Brent Sumner, for his editing and camera work as an independent contractor, at the rate of $35 per hour for editing and $400 per day of shooting. There were no grants of options or SAR grants given to any executive officers during the last fiscal year. The following table shows the cash compensation to officers:


                     Annual Compensation          Long Term Compensation
                     -------------------          ----------------------

                                                       Restricted         LTIP
Name and position  Year     Salary Bonus Other      Stock Awards  SAR payout Other
-----------------     ----     -----  ----- -----      ------------  --- ------ -----
Agata Gotova, Pres.   2000      -0-    -0-   -0-     $   433,581       0     0     0
Director

Brent Sumner,         2000    $48,000  -0-    -0-    $     5,000       0     0     0
Vice President,
Director

Julianna Onstad       2000    $29,000  -0-    -0-    $     5,000       0     0     0
Secretary, Director


                              EMPLOYMENT AGREEMENTS

Signature has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of Signature's board of directors.

                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Signature's Common stock as of August 31, 2001, by (I) each person known by Signature to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Signature, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
------------------------------------     ------------    --------    --------

 Agata Gotova                          4,124,212      99.52%     67.12%
827 State Street, Suite 9
Santa Barbara, CA 93101

Julianna Onstad                              10,000       0.0%       0.0 %
827 State Street, Suite 9
Santa Barbara, CA 93101

Brent Sumner                                 10,000       0.0%       0.0 %
1316 W. Valerio
Santa Barbara, CA 93101

 Kenneth G. Eade                       4,124,212       99.52%    67.12%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                                4,144,212       100%      67.45%
------------


 - Agata Gotova is the wife of Kenneth G. Eade, who owns 525,000 shares, and whose 525,000 shares have been included in her beneficial ownership. However, both disclaim ownership in the shares of the other.

                               CERTAIN TRANSACTIONS

 In connection with organizing Cinecam, on March 21, 2000, on September 18, 1999, Agata Gotova was issued 311,289 shares of restricted common stock in exchange for video equipment valued at $77,823, and 1,230,000 shares of restricted common stock in exchange for services valued at $295,515, the business plan of Cinecam, and Cinecam's web site and domain names, and 61,986 shares in exchange for expenses paid, at a cost of $61,986, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be a promoter of Cinecam. Although Ms. Gotova and Kenneth Eade are married, each disclaim ownership of the shares of the other as each other's separate property. However, Mr. Eade may also be deemed to be a promoter. No other persons are known to Management that would be deemed to be promoters. We have no established policies regarding entering into future transactions with affiliated parties.

 On September 18, 1999, Cinecam issued 200,000 shares of its common stock to Kenneth G. Eade, counsel to Cinecam, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services valued at $43,800, in the incorporation and organization of Cinecam, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations.

 On May 31, 2001, Cinecam issued 128,745 shares of restricted common stock to Agata Gotova, and in exchange for her advance of all of our expenses at a cost of $128,745. On May 31, 2001, Signature issued 1,929,178 shares to Agata Gotova and 325,000 shares to Kenneth Eade, for a total of 2,254,178 shares, in exchange for film inventory and equipment valued at their cost of $1,522,779, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 10,000 shares of restricted common stock to Julianna Onstad in exchange for services valued at $5,000 and 10,000 shares of restricted common stock to Brent Sumner, in exchange for services valued at $5,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 In the opinion of our management, these transactions were on terms more favorable than we would have received from an independent unrelated third party.


                            DESCRIPTION OF SECURITIES

The authorized capital stock of Signature consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 5,545,157 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The authorized number of directors is at least one director.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Signature's directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.


                                PENNY STOCK STATUS

If and when it creates a market for its common stock, Signature's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it obligated to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

    - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

   - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

   - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

   - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Signature's stock.

 For individuals who wish to buy or sell penny stocks without a broker-dealer, there is no determination of suitability of the transaction, except for what judgment is made by the individual investor.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

                        SHARES ELIGIBLE FOR FUTURE SALE

 Upon completion of this Offering, Signature will have 6,433,212 shares of Common stock outstanding, if all shares in this offering are sold. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, the resale of any share purchased by an affiliate (in general, a person who is in a control relationship with Signature), will be limited by Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Signature, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Signaturewithout regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers, within the limits of Rule 144 described above. After this offering, and subject to the holding period and limitations set forth in Rule 144, there will be 3,545,157 shares which may be sold under Rule 144, held by approximately 4 holders of record. Prior to this offering, no public market has existed for Signature's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                              PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Signature, which offers the Shares directly to investors through officer Brent Sumner, who will offer the Shares by prospectus, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Signature. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

 The offering of the Shares shall terminate 24 months after the date of this prospectus.

Signaturereserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                  LEGAL MATTERS

 The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California. Mr. Eade will be compensated for his services in connection with this offering with 257,500 shares or restricted common stock of the company. He currently owns 525,000 shares in Signature common stock.

                                    EXPERTS

The Financial statements of Signatureas of August 31, 2000 included in this Prospectus and elsewhere in the Registration statement have been audited by Rogelio G. Castro, independent public accountant for Signature, as set forth in his reports appearing elsewhere in this document, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

Signature has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Signaturewill furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Cinecam Corporation

Independent  Report ...........................................   F-1

Balance Sheets
 August 31, 2000 and 2001 .....................................   F-2

Statements of Operations
 For the Years Ended August 31, 2000 and 2001..................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended August 31, 2000 and 2001..................   F-4

Statements of Cash Flows
 For the Years Ended August 31, 2000and 2001............... ...   F-5

Notes to Consolidated Financial statements ....................

Board of Directors
Cinecam Corporation
(A Development Stage Company)
Santa Barbara, California 93101

Auditor's Report

I have audited the accompanying balance sheet of Cinecam Corporation (A Development Stage Company), as of August 31, 2001 and 2000 and the related statement of operation, stockholders' equity, and cash flow for the period September 17, 1999 (inception) through August 31, 2001. These financial statements are the responsibility of Signature's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

 An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinecam Corporation as of August 31, 2001 and 2000 and the results of its operations and its cash flows for the period September 17, 1999 (inception) through August 31, 2001 in conformity with generally accepted accounting principles.


Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
 November 21, 2001

Cinecam Corporation
(A Development Stage Company)
Balance Sheets


                              August 31          August 31   November 30, 2001
                                 2001              2000     (Unaudited)
                              ---------          ---------    -----------------
ASSETS
Current Assets:
  Cash                         $1,103            $      -   $    1,103
  Inventories               1,947,437             330,580       1,947,437
                             ---------          ---------     ----------
    Total Current Assets    1,948,540             330,580       1,948,540

Non-current Assets
 Property & Equipment;
 (net of $12,277
  depreciation)                97,215              42,757         97,215
    Total Non-current Assets   97,215              42,757         97,215
                               --------          ---------      ---------
TOTAL ASSETS               $2,045,755            $373,337      2,045,755
                           ============          =========     =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable         $   35,638            $      -         35,638
                              ---------          ---------     ---------
    Total Current Liabilities  35,638                   -         35,638
                              ---------          ---------     ---------
Stockholders' Equity:
  Common stocks , .001 par value
    Authorized shares; 100,000,000
    Issued and outstanding shares;
 4,144,212 and
1,741,289, respectively         4,144               1,741          4,144
    Paid in capital         2,159,918             433,582      2,196,158

    Deficit accumulated during
 the devolvement stage       (153,945)            (61,986)      (190,185)
                              ---------          ---------
      Total Stockholders'
      Equity                2,010,117             373,337      2,012,117
                            -----------          ---------     ----------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY      $2,045,755            $373,337     $2,045,755
                           ============          =========     =========

                                           Cinecam Corporation
                                      (A Development Stage Company)
                                        Statements of Operations
                              For the years ended August 31, 2001 and 2000
                                 For the period ended September 17, 1999
                                   (inception) through August 31, 2001


                                                Sept. 17, 1999  November 30
                      August 31,   August 31,  (inception)to     2001
                        2001         2000       August 31, 2001 (Unaudited)
                      ------       -------       ------------   ---------
Income                $       -    $       -     $         -    $  2,000
                       ----------   ----------   -------------- ---------
      Total  Income           -            -               -       2,000
Operating Expenses
 General and administrative
 expenses               $91,959      $61,986     $   153,945    $ 38,240
                       ----------   ----------   -------------   ----------
      Total Expenses      91,959       61,986         153,945     38,240
                     ----------     --------     -------------   --------
Net income (loss)    $ (91,959)    $(61,986)    $  (153,945)    $( 36,240)
                       ==========   ==========   ===============  ======

                                           Cinecam Corporation
                                      (a Development Stage Company)
                                        Statements of Cash Flows
                              For the years ended August 31, 2001 and 2000
                                 For the period ended September 17, 1999
                                   (inception) through August 31, 2001

                                                      September 17,    December
                                                      1999 (inception) 31, 2001
                                August 31, August 31, through       (Unaudited)
                                 2001      2000      August31, 2001
                               ---------  ---------  --------------  ---------
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net loss                     $(91,959)   $(61,986)    $  (153,945) $ (36,240)
  Depreciation                   12,277       8,550          20,827          0
  Increase in film inventory    (22,802)    (23,080)        (45,882)         0
  Stocks issued for services     10,000      50,000          60,000          0
  Increase in Accounts Payable  (35,638)          0         (35,638)         0
                                ---------  ---------    -------------  ---------
NET CASH USED BY
OPERATING ACTIVITIES           (128,122)    (26,516)       (154,638)   (36,240)
                                -------    --------       --------     -------
CASH FLOWS FROM
INVESTING ACTIVITIES
  Equipment Purchase            (66,735)     (51,307)     $(118,042)         0
                                ---------  ---------    -------------  ---------
CASH FLOWS FROM
INVESTING ACTIVITIES            (66,735)     (51,307)      (118,042)         0
                                ---------  ---------    -------------  ---------
CASH FLOWS FROM
FINANCING ACTIVITIES
  Stocks issued for cash        195,960       77,823      $273,783           0
                                ---------  ---------    --------------- -------
NET CASH FROM
FINANCING ACTIVITIES            195,960      77,823       273,783            0
                               ---------  ---------    ----------------   -----
INCREASE (DECREASE) IN CASH       1,103            -        $1,103           0

BEGINNING CASH                        -                          -       1,103
                                ---------  ---------    ---------------- ------
ENDING CASH                       1,103            -         1,103       1,103
                                =========  =========    ================ ======
Non Cash Activities
  Stocks issued for expenses
   at full value                 $50,000      $50,000                      0
  Stocks issued for film
   costs inventory             $1,522,779     $307,500  $1,830,279         0

                                           Cinecam Corporation
                                      (A Development Stage Company)
                                    Statement of Stockholders' Equity
                              For the period September 17, 1999 (inception)
                                      through August 31, 2001 and
                             the period ended November 30, 2001 (unaudited)


                            Number                            Deficit
                            of           Common     Paid      Accumulated
                            Shares       Stock      In        During
                            Outstanding  at Par    Capital    Development Stage
                            -----------  --------   -------   ----------
Stock issued for             311,289       311     $ 77,512
 equipment at cost-
 related party
Stock issued for film
 inventory at cost         1,230,000     1,230      306,270
 -related party

Stock issued for services    200,000       200       49,800
Net loss, August 31, 2000                                     $(61,986)
                            -----------  --------   -------   ----------
Balance-August 31, 2000    1,741,289     1,741      433,582    (61,986)

Stock issued for expenses
 paid by related party       128,745       129      195,831

Stock issued for
 film inventory &          2,254,178     2,254    1,520,525
 equipment at cost-
 Related Party

Stock issued for services     20,000        20        9,980
at fair value
Net loss, August 31, 2001                                        $(91,959)
                            -----------  --------   -------   -----------------
Balance-August 31, 2001    4,144,212     4,144    2,159,918      (153,945)
                            =========== ======== ==========   =================

Net loss-Nov. 30, 2001                                           ( 36,240)
(unaudited)                                                   -----------------
Balance-Nov. 30, 2001                                            (190,185)
(unaudited)

Cinecam Corporation
(A Development Stage Company)
Notes to Financial Statements
August 31, 2001 and 2000


NOTE 1 - NATURE OF BUSINESS

Cinecam Corporation (the Company) was incorporated under the laws of the state of Nevada on September 17, 1999. It was organized for the purpose of engaging in the business of television program production and distribution, and music video and film production for the international market.

The Company has been in the development stage since its formation. Planned principal operations have commenced recently but have not generated any revenue.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis - The Company uses the accrual method of accounting.

B. Cash and cash equivalents - The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

C. Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of August 31, 2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

 C. Film production costs - Production costs are capitalized as film cost inventory and amortized using the individual-film-forecast-computation method. Under this method, the amortization should relate film costs to gross revenues in such a way that a constant rate of gross profit is reported. Film cost amortization begins when a film is released and the related revenues are recognized. Licenses with television stations on barter in exchange for air time are accounted for as non-monetary exchanges in accordance with APB No. 29, as interpreted by EITF Issue No. 93-11. Statement of Position No. 00-2 will be applied from the beginning of the fiscal year ending August 31, 2001.

E. Estimates - the preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

 F. Non-cash transactions - The company's accounting policy for shares issued in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services rendered. Video equipment and film inventory is recorded at the transferor's historical cost basis. Shares issued in exchange for services are valued at the fair market value of the services rendered, by a comparison by management of the value of services provided by similar types of technicians, producers and actors for similar companies. Stock issued in exchange for expenses are reflected as a deduction of stockholder's equity.

 G.  Pending adoption of SOP 00-2:

 H. Video equipment and film inventory is valued at the transferor's historical cost basis. Shares issued in exchange for services are valued at the fair value of services rendered. Stock issued in exchange for expenses is reflected as a deduction of stockholder's equity.

NOTE 3 - PROPERTY AND EQUIPMENT
                                              2001            2000
Property and equipment consist of:           -------        -------
  Video Equipment     at cost               $118,043       $ 51,307
  Less Accumulated depreciation               12,277          8,550
  Net                                       $ 97,215       $ 42,757
                                            ========       ========

Depreciation is provided over the estimated useful asset lives using the straight-line method over five years for all equipment.


NOTE 4 - INCOME TAXES

The Company has adopted the provision of SFAS No. 109 "Accounting for Income Taxes". It requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SignatureCorporation has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.

There is a no provision for income taxes for the period ended August 31, 2001, due to the net operating loss and no state income tax in the State of Nevada. The company's total deferred tax assets as of August 31, 2001 is as follows:

Net operating loss carryforward      $153,945
Valuation allowance                 ($153,945)
Net deferred tax asset                      0
                                    ==========

The net operating loss carry forward for federal tax purposes will expire in year 2020.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company issued 525,000 shares of unregistered common stock to its legal counsel who is also related to a majority stockholder and officer of Company, in exchange for services rendered. The stocks issued are recorded at the fair value of the services received.

The Company issued 1,929,178 shares during the year 2001 and 1,741,289 shares during the year 2000 to a certain officer of the Company in exchange for film production cost and related services. The
Stocks are recorded at the fair value of the services and products received.

NOTE 6 - GOING CONCERN

The Company has nominal assets and no current operations with which to create operating capital. It seeks to raise operating capital through private placements of its common stock. However, there can be no assurance that such offering or negotiations will be successful.


NOTE 7 - FISCAL YEAR END
The fiscal year end of the company is August 31.

                                TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary...............................        5
Risk Factors.....................................        5

      Signature is a development stage company
     with no operating history, and there is a
     risk we will not be able to sustain our
     operations, which means that investors may
     lose their entire investment................         3
     Our accountant has expressed doubt that
     we can continue as a going concern.  If we
     do not continue as a going concern, investors
     could lose their entire investment...........        3
     The Penny Stock Rules will cover our
     stock, which may make it difficult for a
     broker to sell investors' shares.  This
     may make our stock less marketable, and
     less liquid, and result in a lower market price.     4
     This offering is a direct participation
     offering, and there may be less due diligence
     performed....................................        4
     We depend upon our current officers and
     directors to continue our business...........        4
     We need to raise at least $180,000 in the
     next 12 months or we will not be able to
     continue our business........................        5
     We need to raise at least $180,000 in the
     next 12 months or we will not be able to
     continue our business........................        5
     A public market for our shares may never
     develop, making the shares illiquid..........        5
     If our shares are approved for a quotation
     on the over-the-counter market, they may be
     thinly traded and highly volatile............        5
     We are dependent on the success of the
     Faces & Names series, and we cannot be certain
     that we will be able to establish a significant
     enough viewership.............................       6
     We distribute our television program in
     the United States on barter, which means that
     we may never generate any revenue from it
     unless we obtain our own advertisers..........       6
     Our management's lack of significant
     experience with television programming or
     licensing could adversely affect our business.       6

     We have no liquidity or capital resources,
     and depend upon contributions from our
     principal to continue in operation, which
     may affect our ability to operate continuously.      7
     We are not profitable, and have not
     generated any revenue since our inception,
     which may affect our ability to continue to
     operate......................................        7
     Our president, Agata Gotova, has voting
     control over all matters submitted to a
     shareholder vote, which means that she, and
     not the investors, have control over all company
     matters........................................      7

Use of Proceeds..................................        11
Dividend Policy..................................        12
Dilution.........................................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................        15
Business.........................................        18
Management.......................................        26
Certain Transactions.............................        29
Principal Stockholders...........................        13
Description of Securities........................        28
Shares Eligible for Future Sale..................        31
Legal Matters....................................        32
Experts..........................................        32



                                Signature Films

                        2,000,000 SHARES OF COMMON STOCK

                                 -------------

                                   PROSPECTUS

                                 -------------

                                   ___, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by Signature Films or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

 Dealer Prospectus Delivery Obligation: Until ________________, 2002 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 23.  UNDERTAKINGS.

  The undersigned Company undertakes to:
    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

 (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Signature pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Signature has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Signature of expenses incurred or paid by a director, officer or a controlling person of Signature in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Signature under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes 78,751 provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Our articles of incorporation contain a provision for the indemnification of Signature's directors in Article Ninth, which provides that there shall be no liability on the part of an officer or director for damages for breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Signature, pursuant to the foregoing provisions, or otherwise, Signature has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:





SEC registration fee...........................................  $  528
Printing and engraving expenses................................  $  500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $    0
Blue sky fees and expenses (including legal and filing fees)...  $3,300

                                                                 ----------
    Total......................................................  $5,328


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Signature within the past three years and were not registered under the Securities Act.

 In connection with organizing Cinecam, on March 21, 2000, on September 18, 1999, Agata Gotova was issued 311,289 shares of restricted common stock in exchange for video equipment valued at $77,823, and 1,230,000 shares of restricted common stock in exchange for services valued at $295,515, the business plan of Cinecam, and Cinecam's web site and domain names, and 61,986 shares in exchange for expenses paid, at a cost of $61,986, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.


 On September 18, 1999, Cinecam issued 200,000 shares of its common stock to Kenneth G. Eade, counsel to Cinecam, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services valued at $43,800, in the incorporation and organization of Cinecam, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations. Mr. Eade is a sophisticated investor who had access to all corporate information.

 On May 31, 2001, Cinecam issued 128,745 shares of restricted common stock to Agata Gotova, and in exchange for her advance of all of our expenses at a cost of $128,745. On May 31, 2001, Signature issued 1,929,178 shares to Agata Gotova and 325,000 shares to Kenneth Eade, for a total of 2,254,178 shares, in exchange for film inventory and equipment valued at their cost of $1,522,779, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 10,000 shares of restricted common stock to Julianna Onstad in exchange for services valued at $5,000 and 10,000 shares of restricted common stock to Brent Sumner, in exchange for services valued at $5,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.







ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                Articles of Incorporation
       3.4                By-Laws
       4.1                Form of Common stock Certificate
       5.1                Opinion of Kenneth G. Eade, Attorney at Law
                          (including consent)
       6.1                Specimen of Stock Certificate
       10.1               Barter license agreement for domestic
       10.1a              Barter agreement with KWBJ Baton Rouge
       10.1b              Barter agreement with WYLE-TV, Huntsville/Decatur
       10.1c              Barter agreement with WADL TV, Detroit
       10.1d              Barter agreement with KEYC-TV, Mankato, MN
       10.1e              Barter agreement with WBGN TV, Pittsburgh
       10.1f              Barter agreement with KPVM-TV, Las Vegas

       10.1g              Barter agreement with KZAZ-TV and
                          KZMC-Tv, Brownsville

       10.1h              Barter agreement with WCYB-TV, Tri-Cities, VA
       10.1i              Barter agreement with KXPX, Corpus Christi
    10.1j              Barter agreement with KTOV, Corpus Christi
       10.1k              Barter agreement with KRCR and KAEF, Redding & Eureka
       10.1(l)            Barter Agreement WPXS
       10.1m              Barter Agreement KYPX
       10.1n              Barter Agreement KWBS
       10.1o              Barter Agreement WBIF

       10.1p Barter Agreement WICS/WICD
       10.1q  Barter Agreement with WSVI
       10.1r Barter Agreement with KHIZ
  10.2               License agreement for international use
       10.3               Agreement to air commercial Living Edge Media
       10.4               Agreement to air commercial Dreamcloud Productions
  10.5 Agreement to air commercial Hollywood Scriptwriting

  10.6 Agreement with Atmosphere Entertainment
       23.1               Consent of Independent Accountant
       23.2               Consent of Kenneth G. Eade (Filed as part of
                          Exhibit 5.1).

                                      II-6

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on February 22, 2002.


                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Signature Films

By:      Agata Gotova
-------------------------------------
 Agata Gotova, President and Director
 Date: February 22, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

 By:      Agata Gotova
-------------------------------------
 Agata Gotova, Treasurer (CFO)/Director
 Date: February 22, 2002


<EXHIBIT>
 Exhibit 3(a)
                          ARTICLES OF INCORPORATION OF
                              CINECAM CORPORATION

      The undersigned, being a natural person of full age and acting as the incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and declares:



      FIRST: The name of the corporation (hereinafter referred to as "the corporation") is:

                               CINECAM CORPORATION

      SECOND: The place of the principal office of the corporation is 820 South Sixth Street, Suite C, Las Vegas, Nevada 89101.

      THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by law.

      FOURTH: The amount of total authorized capital stock is Twenty-Five Million (25,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated "Common Stock."

      FIFTH: Members of the governing board or this corporation shall be designated directors, and there shall be at least one (1) director of this corporation. The number of directors may be changed from time to time by amendment to the corporation's by-laws. There is one director of this corporation. The name and address of the first director is: KENNETH G. EADE, 143 South B Street, Oxnard, CA 93030.

      SIXTH: No paid up capital stock issued as fully paid up, after the amount of the subscription price has been paid in is subject to assessment to pay the debts of the corporation.

      SEVENTH: The name and address of the incorporator of this corporation is:

                             KENNETH G. EADE, ESQ.
                         143 South "B" Street, Suite 4
                            Oxnard, California 93030

      EIGHTH: This corporation is to have perpetual existence.

      NINTH: There shall be no liability on the part of a director or officer of this corporation or its shareholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

      TENTH: The name and address in this state of the corporation's resident agent is:
                                   KENNETH G. EADE
                            820 South Sixth Street, Ste. C
                               Las Vegas, Nevada 89101

      I, KENNETH G. EADE, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.


      Executed at Santa Barbara, California, this 19th day of August, 1999.

                          _______________________________

STATE OF CALIFORNIA
COUNTY OF SANTA BARBARA

      I, Kenneth G. Eade, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.

      Executed at Santa Barbara, California, this 19 day of August, 1999.
                                    Kenneth G. Eade
                                    ----------------------
                                    KENNETH G. EADE

      Subscribed and sworn before me, Notary Public of the State of California this 13th day of September, 1999.

                                    Marlene P. Sassaman
                                    --------------------------
                                    Marlene P. Sassaman, Notary Public

                                    [SEAL]

<EXHIBIT>
Exhibit 3(a)1
AMENDMENT TO ARTICLES OF INCORPORATION
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF CINECAM CORPORATION a Nevada Corporation

The undersigned hereby certifies as follows:
ONE: That they are the President and Secretary, respectively, of CINECAM CORPORATION, a Nevada corporation.
TWO: That, at a meeting of the Board of Directors on January 15, 2002, the Corporation approved the amendment of its articles of incorporation by adopting the following resolution:
RESOLVED, that Article FIRST of the Articles of Incorporation are amended to read as follows:
"The name of this corporation is: SIGNATURE FILMS
THREE: This amendment was approved by the required vote of shareholders in accedence with the corporations law of the state of Nevada. The total amount of outstanding shares is Four Million One Hundred Forty four Thousand two hundred twelve (4,144,212). The total number of outstanding shares entitled to vote for the amendment is: The number of shares voting for the amendment equaled or exceeded the vote required; that being over fifty percent (50%). The number of shares voting for the amendment was Four Million One Hundred Forty four Thousand two hundred twelve (4,144,212), equaling 100% of all shares entitled to vote.
Dated: January 15, 2002
AGATA GOTOVA, PRESIDENT



Dated: January 15, 2002
JULIANNA ONSTAD, SECRETARY

We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct

Dated: January 15, 2002
AGATA GOTOVA, PRESIDENT



Dated: January 15, 2002
JULIANNA ONSTAD, SECRETARY


<EXHIBIT>
EXHIBIT 3(b)
                          BY LAWS OF CINECAM CORPORATION

                              ARTICLE I - OFFICES

            The principal office of the corporation in the State of Nevada shall be located at 820 South Sixth Street, Suite C, Las Vegas, Nevada. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                           ARTICLE II - STOCKHOLDERS


1.      ANNUAL MEETING.

      The annual meeting of the stockholders shall be held in the month of September in each year, beginning with the year 1999, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.      SPECIAL MEETINGS.

            Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.      PLACE OF MEETING.

            The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.      NOTICE OF MEETING.

      Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.      CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

            For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days.

If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.      VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.      QUORUM.

            At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.      PROXIES.

            At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.      VOTING.

            Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.



10.      ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

            1.      Roll Call.

            2.      Proof of notice of meeting or waiver of notice.

            3.      Reading of minutes of preceding meeting.

            4.      Reports of Officers.

            5.      Reports of Committees.

            6.      Election of Directors.

            7.      Unfinished Business.

            8.      New Business.

11.      INFORMAL ACTION BY STOCKHOLDERS.

      Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.


                        ARTICLE III - BOARD OF DIRECTORS


1.      GENERAL POWERS.

            The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.      NUMBER, TENURE AND QUALIFICATIONS.

            The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.      REGULAR MEETINGS.

            A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.      SPECIAL MEETINGS.

            Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.      NOTICE.

      Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.      QUORUM.

      At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.      MANNER OF ACTING.

      The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.       NEWLY  CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.      REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.      RESIGNATION.

      A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.      COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.      PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.      EXECUTIVE AND OTHER COMMITTEES.

      The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

                             ARTICLE IV - OFFICERS


1.      NUMBER.

            The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.      ELECTION AND TERM OF OFFICE.

            The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.      REMOVAL.

            Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.      VACANCIES.

            A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.      PRESIDENT.

            The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.      VICE-PRESIDENT.

            In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.      SECRETARY.

            The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.      TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.      SALARIES.

            The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.      CONTRACTS.

      The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.      LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.      CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.      DEPOSITS.

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.      CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.      TRANSFERS OF SHARES.

            (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

            (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


                           ARTICLE VII - FISCAL YEAR


      The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                            ARTICLE VIII - DIVIDENDS

      The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE IX - SEAL

            The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation,


   the state of incorporation, year of incorporation and the words, "Corporate
                                     Seal".


                          ARTICLE X - WAIVER OF NOTICE


            Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI - AMENDMENTS


            These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

Exhibit 4(a)
SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 SHARES[________]
AUTHORIZED COMMON STOCK; 25,000,000 SHARES PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA COMMON STOCK

 THIS CERTIFIES THAT

IS THE RECORD HOLDER OF SHARES OF SIGNATURE FILMS COMMON STOCK
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

  Dated:

                                    [SEAL OF Signature Films]



Agata Gotova
------------------------------------
Agata Gotova, President

Julianna Onstad
----------------------------------
Julianna Onstad, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Corporation
 Salt Lake City, UT


This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

 (Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

 Act
 ________________________ tenants in common
   (State)
 Additional abbreviation may also be used though not in above list.

 FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
 ________________________________________________________ ______ ___
_________ ________________________________________________________ ______
___ _________ ________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________

Attorney to transfer the said stock on the books of the within-named

Corporation with full power of substitution in the premises.



 Dated:________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

 February 21, 2002

Board of Directors
Signature Films
827 State Street, Suite 12
Santa Barbara, CA 93101

Re: Registration of Signature Films common stock on Form SB-2

Gentlemen:

The undersigned is counsel for Signature Films I have been requested to render an opinion on the legality of the 2,000,000 shares of Signature Films to be sold pursuant the Signature's Registration statement on Form SB-2. In rendering this opinion, I have reviewed Signature's Registration on Form SB-2, Signature's company articles of incorporation and by laws and other corporate documents. All representations made to me in Signature Films and by company officers and directors are deemed to be accurate. It is further my opinion that:

1. Signature is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Signature have been reserved and properly approved by Signature's Board of directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, legally issued, and are a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I consent to the use of this opinion in Signature's Registration statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE


EXHIBIT 10.1
TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __________________ (hereinafter "Station") in the _________________
market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of _________, beginning
___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam 's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.




   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam . In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By_____________________________
   AGATA GOTOVA, President


LICENSEE:


________________________________
By_______________________

<EXHIBIT>
EXHIBIT 10.1a

BARTER AGREEMENT KWBJ

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KWBJ (hereinafter "Station") in the Baton Rouge market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.





      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam 's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President









LICENSEE:

   KWBJ

By:  N.C. Pruce
   -------------------------
     N.C. Pruce

<EXHIBIT>
EXHIBIT 10.1B

                            BARTER AGREEMENT WYLE-TV

                      TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __________________ (hereinafter "Station") in the _________________
market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning 6/01 airs Weds 5:30 p.m. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.


This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By_____________________________
     AGATA GOTOVA, President


LICENSEE:
ETC Communications-WYLE

By:   Karen Snead, Exec. V.P.
      -----------------------
      Karen Snead, Exec. V.P.

<EXHIBIT>
EXHIBIT 10.1c

BARTER AGREEMENT WADL

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WADL  (hereinafter "Station") in the Detroit market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 1 year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By:  Julianna Onstad
    ---------------------------
    JULIANNA ONSTAD, Secretary





LICENSEE:

WADL Detroit
      By: illegible signature
          -------------------
          illegible

<EXHIBIT>
EXHIBIT 10.1d

BARTER AGREEMENT WBGN

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station _WBGN_________________ (hereinafter "Station") in the
_____Pittsburgh____________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year_________, beginning June 22, 2001__. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By:   Agata Gotova
      ----------------------
      AGATA GOTOVA, President

LICENSEE:

WBGN TV

By:  Dana Fisher
    ----------------------------
     Dana Fisher, Station Manager
<EXHIBIT>
EXHIBIT 10.1e

BARTER AGREEMENT KVPM

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station ______KVPM____________ (hereinafter "Station") in the __So. Nevada_______________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 1 year_________, beginning _June 22, 2001__________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION

     AGATA GOTOVA
By_____________________________
     AGATA GOTOVA, President


LICENSEE:


________________________________
By_____________________________



<EXHIBIT>
EXHIBIT 10.1f

BARTER AGREEMENT KZAV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KZAV and KZMC-TV__________________ (hereinafter "Station") in the Brownsville_________________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year_________, beginning June, 2001___________________. The program shall be run on the air time schedule attached hereto as Exhibit A. Saturdays 10a.m.-3 p.m.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION

By:  Agata Gotova
     -----------------------
     AGATA GOTOVA, President

LICENSEE:

ZANRUTH BROADCASTING

By:
     --------------------------
<EXHIBIT>
EXHIBIT 10.1g

BARTER AGREEMENT WCYB-TV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __WCYB-TV________________ (hereinafter "Station") in the   Tri-
Cities_________________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of_________, beginning June, 2001


 ___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

     3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By:   Agata Gotova
      ----------------------
      AGATA GOTOVA, President



LICENSEE:

WCYB

illegible Cinecam , Exec. VP
-----------------------------
illegible Cinecam  , Exec. VP
<EXHIBIT>
EXHIBIT 10.1h

BARTER AGREEMENT KXPX

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station ___KXPX_and KTOV______________ (hereinafter "Station") in the __Corpus Christi_______________ market agrees as follows:



<EXHIBIT>
      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 6 months_________, beginning ___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By:  AGATA GOTOVA
     -----------------------
     AGATA GOTOVA, President

LICENSEE:

       Don Gillis
By:    ---------------------
       Don Gillis

<EXHIBIT>
EXHIBIT 10.1k

BARTER AGREEMENT KRCR & KAEF

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KRCR & KAEF (hereinafter "Station") in the Redding & Eureka market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning 10/1/01. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.
<EXHIBIT>
      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.
This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION

     /s/ Agata Gotova
By_____________________________
     AGATA GOTOVA, President



LICENSEE:
CALIFORNIA BROADCASTING, INC.

By:   Robert Wise
      -----------------------
      Robert Wise, VP/GM
      9/18/01

<EXHIBIT>
EXHIBIT 10.1(l)

BARTER AGREEMENT WPXS

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WPXS (hereinafter "Station") in the St. Louis  market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning October 1, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station
<EXHIBIT>
 and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.
This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:

By: Thomas Shannon
   -------------------
     Thomas Shannon 9/24/01
     Director of Operations
     EBC St. Louis, Inc.

                                    EXHIBIT A
The Program "Faces and Names" shall be run on the air time schedule for WPXS window on __________between the time of ______and __________.
Monday through Sunday 7am-12 mid. Station shall have the right to run 2 shows per week with one optional repeat per show.


<EXHIBIT>
EXHIBIT 10.1m

BARTER AGREEMENT KYPX

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KYPX (hereinafter "Station") in the Little Rock market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning October 1, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.
This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:
By: Thomas Shannon
   -------------------
     Thomas Shannon 9/24/01
     Director of Operations
     Arkansas 49, Inc.

                                    EXHIBIT A
The Program "Faces and Names" shall be run on the air time schedule for WPXS window on __________between the time of ______and __________.
Monday through Sunday 7am-12 mid. Station shall have the right to run 2 shows per week with one optional repeat per show.

<EXHIBIT>
EXHIBIT 10.1n

BARTER AGREEMENT KWBS

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KWBS (hereinafter "Station") in the Springfield, MO and Ft. Smith, AR market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.
This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President





LICENSEE:

By: Thomas Shannon
   -------------------
     Thomas Shannon
     Director of Operations
     TV 34, Inc.

                                    EXHIBIT A
The Program "Faces and Names" shall be run on the air time schedule for WPXS window on __________between the time of ______and __________.
Monday through Sunday 7am-12 mid. Station shall have the right to run 2 shows per week with one optional repeat per show.

<EXHIBIT>
EXHIBIT 10.1n

BARTER AGREEMENT WBIF

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WBIF (hereinafter "Station") in the Panama City, FL market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.
This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION

By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:

By: Thomas Shannon
   -------------------
     Thomas Shannon 9/24/01
     Director of Operations
     Marianna Broadcasting, Inc.

                                    EXHIBIT A
The Program "Faces and Names" shall be run on the air time schedule for WPXS window on __________between the time of ______and __________.
Monday through Sunday 7am-12 mid. Station shall have the right to run 2 shows per week with one optional repeat per show.

<EXHIBIT>
EXHIBIT 10.1o

BARTER AGREEMENT WICS

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WICS/WICD TV (hereinafter "Station") in the Champaign-Springfield-Decatur market agrees as follows:

      1. To air 22 weeks of originals and 22 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning January, 2002. The program shall be run on the air time schedule attached hereto as Exhibit A. On an as-needed basis.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam 's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:



By: John V. Connors
   -------------------------
    John V. Connors
<EXHIBIT>
EXHIBIT 10.1p

BARTER AGREEMENT

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WSVI-TV (hereinafter "Station") in the Virgin Islands market agrees as follows:

      1. To air 22 weeks of originals and 22 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning January, 2002. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.


      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam 's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:

   KWBJ

By:  N.C. Pruce
   -------------------------
     N.C. Pruce

<EXHIBIT>
EXHIBIT 10.1q

BARTER AGREEMENT KHIZ TV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KHIZ TV (hereinafter "Station") in the Baton Rouge market agrees as follows:

      1. To air 22 weeks of originals and 22 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam 's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf.

This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President









LICENSEE:

   KWBJ

By:  N.C. Pruce
   -------------------------
     N.C. Pruce

<EXHIBIT>
EXHIBIT 10.2
LICENSE AGREEMENT
TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

      In consideration of the payment by Licensee of the license fees and charges, and in accordance with the terms and conditions hereinafter set forth, Licensor hereby grants and Licensee hereby accepts a license to broadcast the program/segment "Faces & Names" during the term as hereinafter specified.

      1.  Title of Program: "Faces & Names" 26 half-hour episodes.

      2.  Term of Contract: ____________, commencing on ______________, until
_____________.

      3.  Territory: ____________________

      4. License fee: $____________(USD) per episode, for a total license fee of $___________, payable on receipt of materials, to be shipped per Licensee's instructions and paid for by licensee.

      5. Materials: On loan for sixty (60) days, to be returned by courier payable by Licensee, consisting of Betacam SP PAL videotapes/ DVCAM tapes/BETACAM NTSC videotapes (cross out inapplicable terms) with international M&E tracks, including music cue sheets, scripts and publicity materials as available. The programs are to be delivered in the original English/Russian (cross out inapplicable terms) version.

      6. Editing rights: Licensee shall have limited editing rights with respect to the length of the programs and the right to cut and copy the programs, and to replace or superimpose foreign translation text of the narration of the program over the programs and any in-house promotional material made by the Licensee. (Such rights shall be exercised by Licensee only where they are required, in the reasonable opinion of the Licensee, to enable the programs to conform to Licensee's station requirements as to program length.) Licensee agrees that it does not have the right to add picture or to change the content of the narration script of the programs, and Licensee shall not delete or alter any credit or copyright notice.

      7. Licensor warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      8. If required by Licensee, Licensor will furnish Licensee with a music clearance cue sheet consisting of a list of titles, composers and publishers of all music recorded as part of any television program included in this Agreement. Licensee acknowledges its responsibility for the payment of any music performing fees which may be payable to the organization which has the right to collect such music performing fees and controls music performing rights.

      9. In consideration of the license herein granted, Licensee agrees to pay Licensor the license fees specified herein. Licensor shall be entitled to immediately terminate this license and Licensee shall forfeit all sums paid, in the event of a material breach of this agreement which is not cured by Licensee within thirty (30) days. All payments due shall be payable by bank wire to Cinecam Corporation, Account No. 192062519, Montecito Bank and Trust, 1000 State Street, Santa Barbara, CA 93101, Swift No. 12234783, telephone: 805-963-2265.

      10. Licensor agrees to deliver at Licensee's expense, the materials specified herein. If any of the materials are technically defective, Licensee is entitled to reject those materials and shall notify Licensor in writing, which shall immediately after notification courier replacement materials to Licensee at Licensor's expense, in exchange for the defective materials.

      11. Licensee agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      12. Licensee is granted the right to superimpose titles and/or dub each of the programs for translation purposes and shall procure for that purpose the best talent available and ensure that the same shall be of good quality and faithful to the original title and soundtrack and in superimposing titles will carry out the work in such manner as to not interfere with the names and trademarks appearing on the programs nor to damage or deface the programs. Licensor shall be entitled to have access to the dubbed version sixty (60) days after completion of the language track, if any, at actual cost. The track will be broadcast by Licensee and not released as home video.

      13. Licensee agrees that it will at its own cost and expense indemnify and hold Licensor harmless from and against any and all loss, liability, damages, cost or expense, including court costs, reasonable attorney's fees and the amount of any damages awarded in any final judgment or decree or award against Licensor, which may result from or by reason of any claim, demand, suit or proceeding which may be brought against, suffered or incurred by or against Licensor and/or Licensee by reason of any breach of Licensee of the representations and conditions set forth in this agreement.

      14. Licensee shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof.




      15. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Licensor. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

      8. If required by Licensee, Licensor will furnish Licensee with a music clearance cue sheet consisting of a list of titles, composers and publishers of all music recorded as part of any television program included in this Agreement. Licensee acknowledges its responsibility for the payment of any music performing fees which may be payable to the organization which has the right to collect such music performing fees and controls music performing rights.

AGREED AND ACCEPTED:

LICENSOR: Cinecam CORPORATION


By_____________________________
     AGATA GOTOVA, President


LICENSEE:


________________________________
By_____________________________


 EXHIBIT 10.3 Agreement to air commercial-Living Edge Media Corporation Living Edge Media Corporation

September 14, 2001
Ken Eade
827 State Street, Ste. 26
Santa Barbara, CA 93101

Ken,

Thank you for your station list.  We'd like to place our :60 second spot with
(3) of those stations: WBGN-TV, WADL-TV and KRCR in Redding. Unfortunately, our call center is not open after 6:00 p.m. or on the weekends or we would run more. We will pay you $5.50 per inquiry with call detail reports sent to you weekly. Checks are mailed out at the end of each month.

If this is all acceptable to you, let us know where to send our betas and when.

By the way, I've sent along a flyer on our brand new 4.9 cent a minute plan. If you spend $25 dollars a month or more, (which I'm sure you do) on long distance your rate state-to-state is only 4.9 cents. In-state your rate is .05 cents a min. for local toll and 5.5 anywhere else in California. Monthly fee is $3.95 and includes: Up to 5 phone and fax lines, up to 5 toll free numbers (billed at the same rate as your outbound), an international calling plan (most of western Europe is .13 a minute/Russia is .35), travel cards and everything is billed in 6-second increments. It's great long distance. Ask Brent!

Let us know what you'd like to do.

Kind regards

Kimberly Reeder
Living Edge Media

Agreed:

Agata Gotova
-----------------
Agata Gotova, President

<EXHIBIT>
Exhibit 10.4

Agreement to air commercial-Dreamcloud Productions

ADVERTISING AGREEMENT

     THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 24th day of September, 2001, by and between DREAMCLOUD PRODUCTIONS, LLC (hereinafter "Dreamcloud"), and Cinecam CORPORATION (hereinafter "Cinecam"), who agree as follows:

     1.  RECITALS:

          This agreement is made and entered into with reference to the following facts and circumstances:

     A. Cinecam is in the business of video production, and produces a weekly television series called "Faces & Names," which is shown in 20 markets in 14 states at the present time.

     B. Dreamcloud produces a product called the "Dream Helmet," and desires commercial television advertising.

     2.  AGREEMENT

     Now, therefore, the parties agree as follows:

     A. Cinecam shall write, direct, produce and edit one sixty second television commercial, and shall air said commercial once per week on its network of television stations during its television show, Faces & Names.




     B. During the first three weeks of airing, Cinecam shall run the commercial a minimum of twice during its weekly programming on each station. Thereafter, Cinecam shall run the commercial for a minimum of one time per week during its weekly programming on each station.

     C. For its production services, Cinecam shall receive a flat fee of $2,000, payable one-half upon execution of this agreement and one-half upon final production. Dreamcloud shall pay an additional $5 per every call received which is at least 30 seconds long, with monthly call reports to Cinecam, and copies of its toll free calling bill monthly.

     D. Dreamcloud shall receive a broadcast quality copy of the commercial and shall be the owner thereof. Cinecam shall be allowed to show the commercial as examples of its work to other advertisers and television stations.

     E. The term of this contract shall be six weeks. Additional airing of the commercial is subject to mutual agreement of the parties.


     3.  MISCELLANEOUS PROVISIONS:

          This agreement shall be construed in accordance with the laws of the State of California.

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

     Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

     If any action, arbitration, or other proceeding is brought for the interpretation or enforcement of any of the terms of this agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, arbitration, or proceeding, in addition to any damages or injunctive or other relief to which said party may be entitled, and whether or not such action, arbitration, or proceeding proceeds to judgment or award.

     This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

     Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.




     If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

     The parties may execute this agreement in two or more counterparts, each of which shall, in the aggregate, be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.
                                   Cinecam CORPORATION

                                       Brent Sumner
                                   By________________________
                                       BRENT SUMNER, Director

                                   DREAMCLOUD PRODUCTIONS,  LLC
                                       James De Cordova
                                   By__________________________
                                       JAMES DE CORDOVA,
                                       Managing Member
<EXHIBIT>
Exhibit 10.5

Agreement to air commercial-Hollywood Scriptwriting
ADVERTISING AGREEMENT

     THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 22d day of January, 2002, by and between HOLLYWOOD SCRIPTWRITING INSTITUTE(hereinafter "Hollywood"), and Cinecam CORPORATION (hereinafter "Cinecam"), who agree as follows:

     1.  RECITALS:

          This agreement is made and entered into with reference to the following facts and circumstances:

     A. Cinecam is in the business of video production, and produces a weekly television series called "Faces & Names," which is shown in 20 markets in 14 states at the present time.

     B. Hollywood has produced a 30 second commercial and desires commercial television advertising.

     2.  AGREEMENT

     Now, therefore, the parties agree as follows:

     A. Hollywood shall provide copies of the commercial it has produced in the formats called for by Cinecam, and shall pay Cinecam the sum of $350 per week for the airing of the commercial, payable in advance in the sum of $2100.

     B. During the first three weeks of airing, Cinecam shall run the commercial a minimum of twice during its weekly programming on each station. Thereafter, Cinecam shall run the commercial for a minimum of one time per week during its weekly programming on each station.


     E. The term of this contract shall be six weeks. Additional airing of the commercial is subject to mutual agreement of the parties.


     3.  MISCELLANEOUS PROVISIONS:

          This agreement shall be construed in accordance with the laws of the State of California.

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

     Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

     If any action, arbitration, or other proceeding is brought for the interpretation or enforcement of any of the terms of this agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, arbitration, or proceeding, in addition to any damages or injunctive or other relief to which said party may be entitled, and whether or not such action, arbitration, or proceeding proceeds to judgment or award.

     This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

     Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.




     If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

     The parties may execute this agreement in two or more counterparts, each of which shall, in the aggregate, be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.
                                   Cinecam CORPORATION

                                       Brent Sumner
                                   By________________________
                                       BRENT SUMNER, Director

                                   HOLLYWOOD SCRIPTWRITING INSTITUTE
                                       Donna Lee
                                   By__________________________

                                     DONNA LEE
                                       President



<EXHIBIT>
 EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I consent to the inclusion of the independent accountant's report dated
August 20, 2001 and the balance sheet at August 31, 2000, and the related statements of income, stockholder's equity, and cash flows for the period September 17, 1999 (inception) through August 31, 2000, and August 31, 2001 in the Registration statement on Form SB-2, and any other references to me in the registration statement.

ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
 February 21, 2002


<EXHIBIT>

Exhibit 10.5
SUBSCRIPTION AGREEMENT
Signature Films
827 State Street, Suite 9
Santa Barbara, California 93101

Gentlemen:

The undersigned has received your prospectus dated _________, 2002. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per share, for $_______________, provided that you
accept this subscription.   There is no minimum amount of shares that must be
sold and proceeds may be utilized at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:



The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Cinecam

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated ,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security

<EXHIBIT>
Exhibit 10.6
Agreement with Atmosphere Entertainment
SALES AGENCY AGREEMENT

                          Dated: As of January 16, 2002

1. Parties:Cinecam Corporation ("Producer") and Atmosphere Entertainment, Inc. ("Agent").

2. Project:Video series project entitled "Autograph" (the "Picture"); starring Agata Gotova, and produced by Kenneth G. Eade.

3.   Engagement:

     (a) Producer hereby appoints Agent, and Agent agrees to serve, during the Term, and with regard to the territory and Rights (as such terms are defined below) only, as the sole and exclusive representative to (i) supervise the distribution, marketing, and advertising of the Picture;
          (ii) conduct the negotiations for sale, sell and/or license the Picture to buyers, licensees, agents, broadcasters and exhibitors (collectively "Licensees"); and (iii) supervise the collection and payment of revenues derived from exploitation of the Picture in the Territory. Although Agent may be referred to as the distributor, the relationship is that of agent/principal and not licensee or grantee. All contracts shall be in the name of Producer or in the name of Agent as agent for Producer.

     (b) Agent's right to license the exhibition of the Picture shall be independent of any other picture and there shall be no cross-collateralization between pictures owned by Producer that are being licensed by Sales Agent. If requested by Producers, Agent will prepare a list of anticipated minimum prices from each significant territory ("Sales Estimates"). Agent will obtain permission from Producer before accepting any offer, which falls below the minimum license fee listed in the agreed Sales Estimates. Such permission shall not be unreasonable withheld and shall be deemed to have been given if Producer does not respond within 24 hours of notification from Agent during Film Market or 72 hours of notification from Sales Agent during non-Film Market period. Notification may be made by letter, facsimile or e-mail.

4.   Territory:

The "Territory" shall be defined as [the universe].

5.   Grant of Rights:

Except as otherwise provided hereto, the "Rights" to be represented by Agent shall include, without limitation, all rights of every kind and nature to distribute, license and exploit the Picture in all media, whether now known or hereafter conceived or created, including, without limitation, theatrical, non-theatrical, all forms of free and pay television exhibition (including without limitation, over-the-air, cable, satellite, direct broadcast satellite and closed-circuit transmissions), internet (provided that Agent can reasonably restrict internet access to viewers within the Territory and can prevent unauthorized copying) and other computer assisted media, videocassette, videodisc, DVD, CD-ROM, CDI and all other compact, video, digital and audio/visual devices, soundtrack, music publishing, live stage, dramatic radio, merchandising, commercial tie-up and theme park rights, hotels, airlines, ships, non-theatrical rights and other ancillary rights, and including all rights necessary for the exhibition, distribution, advertising and marketing of the Picture and trailers, excerpts and clips (including dubbed and subtitled versions) in all sizes and gauges of film, tape and all other materials. Producer agrees that to the extent it owns the same, Agent shall be Producer's name the rights to:

     (a) Use and performance in the Picture of any and all music, lyrics and musical compositions contained in the Picture and / or recorded in its sound tracks. Where required to be paid by exhibitors, Agent shall include in its license agreements that foreign licensees pay all royalties and / or license fees required to be paid to any performing rights societies or associations for the public performance of the music or musical compositions recorded in the Picture necessary in the Territory arising out of the exercise of its rights to Theatrical Distribution and Non-Theatrical Distribution. The rights hereunder are subject in all respects to all rights of composers, authors, music publishers and performing rights societies with respect to the performance of the music synchronized with the Picture. Producer shall furnish Agent with a music-cue sheet in customary form for each Picture. In the event Producer fails to pay any music royalties that might become due and Agent at Agents sole election elects to pay same on Producers behalf, Agent shall be entitled to deduct 115% of such amounts from the net receipts due to Producer from the Picture.

     (b)  use the title or titles of the Picture, or change it;

     (c) Distribute, exhibit, advertise, publicize and exploit the Picture in such manner as Agent may deem proper or expedient;

     (d) Make such dubbed and titled versions of the Picture and the trailer thereof (subject to any third party contractual restrictions or obligations), including, without limitation, cut-in, synchronized and superimposed versions in any foreign language;

     (e) Publicize and advertise the Picture throughout the Territory during the Term;

     (f) Publish, cause or permit to be published in all languages and in such forms as Agent may deem advisable, synopses, summaries, resumes or abridgments of the Picture (not exceeding 7,500 words in length) in newspapers, heralds, magazines, trade periodicals, comic books, programs, booklets, posters, lobby displays, press books and other publications and in all other media or advertising and publicity;

     (g) Broadcast or license or authorize others to broadcast, by radio or television, in foreign adaptations, versions or sketches of the Picture or any parts or portions thereof, from sound records or with living persons, or otherwise, but not to exceed fifteen (15) minutes in running time and in no event serially;

     (h) Subject to the terms of the applicable agreements for any such artists (Producer shall use reasonable efforts to provide Agent with any such agreements), the right to use the name, photograph, likeness and reproductions of the voices of any artist rendering services to promote and advertise the Picture, but not for the purpose of any commercial tie-up merchandising or by-product arrangement, and not for an endorsement, of any product or service other than the Picture;

     (i) Announce and include on the main titles of the Picture and trailers thereof and in all advertising and publicity r3elation thereto, in such manner, position, form and substance as Agent may elect, consistent with any applicable standard guild requirements and any contractual commitments of which Agent in notified by Producer, the designation of Agent and / or its logo at the beginning of the Picture and any advertising in connection therewith, and / or those of any of its subsidiaries and licensees as the Agent for the Picture. Any advertising or publicity referring to such person shall be limited to and shall indicate that such person appears in or rendered services in connection with the Picture. The goodwill pertaining to the Picture, including the characters and their names, the name of the Producer, alone or in a combination with other words, and the trade name or trademark or other identification of Producer shall belong exclusively to Producer. Subject to the terms of the applicable agreements for any such artists, Agent may use such names of artists, characters or their portraits or likenesses and the title of the Picture but in no such manner as to constitute an endorsement of any party, product or service except the Pictures; and

     (j) To make such changes, dubs, alterations, edits, cuts, deletions, interpolations into and from the Picture and the Trailer as Agent may deem necessary in its sole discretion to marketability of the Picture or to conform to any censorship requirements including, without limitation, editing for prime time (i.e., all audiences) television exhibition, to conform to commercial interruption and length requirements, for panning and scanning and time compression purposes, for MPAA ratings requirements as well as for the effective marketing, distribution, exploitation or other use of the Picture.

     (k) Assert and prosecute all claims or actions or causes of action against any and all persons for the unauthorized or illegal use, copying, reproduction, release, distribution, exploitation or performance of the Picture or any part or versions thereof, or for the enforcement or protection of all or any rights herein granted together with full and complete authority and power of attorney in the name of Producer to do all or any of the foregoing. Producer hereby appoints Agent its true and lawful attorney-in-fact for such enforcement or protection.

6.   Term:

The Term of this agreement shall commence on the date hereof and continue for a period of fifteen (15) years (the "Term") from receipt by Agent of all materials required by Agent to make delivery to licensees, provided that Sales Agent may enter into agreements during the Term which extend beyond the term, but not later than a date ten (10) years after the end of the term.

7.   The Picture:

The completed Picture shall be made available to Agent promptly after execution of this Agreement to Licensor, but in any case no later than thirty (30) days following the execution of this Agreement ("Delivery Date"), subject to an extension of thirty (30) days resulting from events of force majeure as defined herein. The Picture will be a first-class color Digital Video and produced according to a professional first-class video industry standard for videos, which are suitable for release in the United States. Each series shall have a running time of not less than 23 minutes (approx.), inclusive of main and end titles, and shall qualify for an MPAA rating of R, PG or PG13.

8.   Marketing / Distribution Expenses:

All marketing expenses and costs shall be deducted after payment of Agency fees as set forth below.

     (a) Market Attendance Charge:Agent will be entitled to receive a fixed Market Attendance Charge, commencing with the first market the Picture is represented continuing throughout entire Term for each Market attended by Agent, during which the Picture is being represented by Agent. The Fixed Market Attendance Charge for the first cycle of Market Attendance i.e., up to five (5) Markets per cycle, shall be Four Thousand Dollars ($4,000) for each Market attended by Agent during which the Picture is Marketed. The fee for the second cycle of markets (i.e., 5 markets) shall be Two Thousand Dollars ($2,000) per market. For any Markets attended by Agent thereafter at which market the Picture is represented by Agent, the Fixed Market Attendance Charge will be Two Thousand Dollars ($1,000) per Market. These Market Attendance Charges will be included in computing the Distribution Expense Cap.

     (b)  Distribution Expenses:        Agent shall be reimbursed from Gross
          Receipts for all of its Distribution Expenses. To the extent such expenses are not borne by Agents Licensees, such expenses shall include, but are not limited to messengers, freight, customs, collection costs, bank charges and fees, telexes, faxes, phone calls, lab costs, delivery costs, advertising, promotion and all other costs generally relation to the distribution and exploitation of motion pictures. The total of the Distribution Expenses reimbursable to Agent shall not exceed Fifty Thousand Dollars ($50,000) (the "Distribution Expense Cap") without Producer's prior written approval.

9.   Agents Fees:

Agent shall be entitled to deduct and retain an amount equal to Twenty Percent (20%) of One Hundred Percent of the Gross Receipts (as defined below) received by Agent derived from the exploitation of the Rights granted herein and represented by Agent hereunder. Such fee shall pertain to any and all License Agreements to the picture for the territory during the term or that are completed within six (6) months after the term if negotiations in regard thereto were in progress during the term. For purposes of this Agreement, Gross Receipts shall be defined as all unconditional and non-returnable advances by licensees and / or such distributors or subagents, revenues, compensation, monies and other forms of compensation, but not reimbursement, for the sale and licensing of the Rights in and to the Picture in the Territory, but after any deductions at the source, including, but not limited to, foreign tax withholding. Gross Receipts shall not include any amounts derived by Agent from foreign tax subsidies, rebates, benefits, grants or similar which shall belong to Producer. Agent shall retain advances on defaulted licenses for its own account.

10.  Residuals / Participations:

Residuals, talent deferrals and third party participations, if any, shall be disbursed as required by contractual obligations and may effect the net receipts payable to Producer. All such payments shall, nevertheless, be the sole responsibility of Producer.

11.  Allocation of Gross Receipts:         Gross Receipts shall be disbursed in
     the following manner and order of priority:

     (a) Sales Agent shall first retain its Distribution Fee as set forth in Paragraph 9 hereinabove. It is agreed that the cost of preparation and accessibility of pre-print materials necessary to deliver acceptably to third parties shall not be deducted from gross receipts for purposes of computing Sales Agents Distribution Fee. Such costs may include but are not limited to the manufacturing of all items listed on Schedule "A" attached hereto.

     (b) Agent shall next receive its reimbursement of Distribution Expenses, subject to the Distribution Expense Cap as provided for in Paragraph 8 above, along with Producer in pari passu through out the term of this agreement. In the event Agent, for any reason, elects to and does, create any delivery items or otherwise acts to cure any breaches by Producer of any of its warranties or covenants hereunder, which Agent shall not be obligated to do, Agent shall recover 115% of all of its costs in regard thereto, as it such items were distribution expenses. Such costs recovery will not be subject to the distribution cap provided for in paragraph 11 above.

13.         Statements / Audit Rights:

     (a)  Statements.    Commencing upon first receipt of Gross Receipts after
          delivery, within forty-five (45) days of the end of each calendar quarter, Agent shall render to Producer a statement together with any sums due thereunder, setting forth in reasonable detail, all gross receipts received, by source (as well as the amount of each contract and the balance yet to be paid), recoupable expenses and permitted fees (including showing the cumulative amount of deferred and unpaid fees and expenses, if any). Notwithstanding the foregoing, if less than $1,000 of undispursed Gross Receipts has accumulated, Agent need not render a statement that calendar quarter.

     (b)  Copies of Third Party Accountings.      Upon Producer written request,
          Agent shall deliver to Producer complete and accurate copies of all accountings and evidence of payment received by or on behalf of Agent with respect to any Distribution Agreement including, but not limited to, all third party accounting statements, checks, wire transfer advice or other remittance advice in any way relating to any of the Distribution Agreements.

     (c)  Audit Rights.       Agent will maintain at its principal place of
          business in Los Angeles county, California, books and record relative to Gross Receipts, sales, expenses and credits. Upon thirty (30) days advance written notice, during normal business hours and not so as to disrupt normal business activities, Agent will permit Producer, or an independent certified public accountant designated by such party, to make an examination, at Producers expense, and to audit, inspect and copy all of the books and records of Agent solely relating to the Picture for the purpose of verifying the amounts remittable to Producer, pursuant to this Agreement and such other information relevant to this Agreement. Producer may exercise such audit and inspection rights not more frequently than once during each calendar year and any such audit shall be completed within five (5) business days.

     (d)  Foreign Funds.        With respect to any Gross Receipts received in
          foreign funds, such funds shall be converted into United States currency prior to remitting the same to Producer. The rate of exchange with respect to any such funds shall be the rate of exchange prevailing and reasonably available to Agent at the time Agent actually converts such funds into United States currency, and Agent shall have no obligation to convert any such funds to United States currency at any time prior to the time Agent is required to remit such funds to Producer hereunder so as to maximize the benefit of a favorable rate of exchange. If the transmission of any Gross Receipts derived from the Picture from any countries or territories into the United States is prevented by embargo, blocked currency regulations or other restrictions, then, if Agent elects by giving notice to Producer to such effect or Producer so requests by giving Agent notice to such effect, Agent shall (to the extent permitted under the laws of any country wherein such monies are blocked or frozen) cause Producers share of Gross Receipts to which Producer would be entitled upon transmission to the United States to be deposited in Producers name (or in such name as Producer may designate) in any bank or other depository designated by Producer (or by Agent if Agent elects to so deposit such monies and Producer fails to designate a depository within five (5) business days) in such territory or country. Such deposit will, for the purposes of this Agreement, be deemed payment to Producer of the amount deposited (computed at the rate of exchange quoted in The Wall Street Journal at the time such deposit is made) and Agent shall have no further liability to Producer in connection with any monies so deposited. Until such funds are converted into United States funds, or made available to Producer as provided herein, such amounts shall not be considered Gross Receipts.

     (e)  Sales Information to Producer.       During the first eighteen (18)
          months of this Agreement, within thirty (30) days after attending a film market, Agent will issue sales reports to Producer in connection with the Picture, detailing contracts made, in process and other information as to the progress of Agents efforts hereunder.

     (f)  Collection Account:        Agent shall deposit all Gross Receipts in
          Sales Agent's Producer's Collection Account, set up solely for receiving gross receipts.


14.     Agents Rights:

Subject to Producers agreements with third parties, which limitations, if any, shall be set forth on a schedule delivered by Producer to Agent, Agent shall have the right to: (I) dub the Picture in any language necessary to allow Agent to exploit the Picture in the Territory; (ii) sub-title the Picture in any language necessary to allow Agent to exploit the Picture in the Territory; (iii) edit the Picture if necessary to meet censorship or exhibition requirements of the particular country or region where the Picture is to be exhibited, or if Agent is otherwise legally required to do so; (iv) to make such cuts, edits and alterations to the Picture as Agent deems necessary or appropriate to aid in the sales of the Pictures in a particular territory or territories, the cost of which shall be deemed a distribution expense and Agent shall have the right to 115% of such costs to compensate Agent for its overhead and efforts in making such changes, (v) advertise, publicize and promote the Picture; and (vi) subject to any contractual restrictions timely given, include in all such advertising and promotional publicity the name, voice and likeness of any person who has rendered services in connection with the Picture, but not as an endorsement for any product or service other than the Picture, and (vi) include at the beginning and the end of the video tape international versions of the Picture and on the end of the international prints of the Picture, Agents credit or logo.

15.      Representations and Warranties:

     (a) Producer hereby represents and warrants to Agent that: (i) Producer has full authority it enter into and completely perform this Agreement and to license the rights in and to the Picture consistent with this Agreement; (ii) There are no exisiting or threatened claims or litigation relating to the Picture or any literary or other materials incorporated in the Picture or upon which the Picture is based; (iii) Producer has not sold, assigned, transferred or conveyed and will not sell, assign, transfer or convey, to any party, any right, title or interest in and to the Picture or any part thereof inconsistent with the terms of this Agreement, and Producer has not and will not authorize any other party during the Term hereof to exercise any right or to take any action which will derogate from or compete with the rights herein granted or purported to be granted to Agent; (iv) No element of the Picture, nor the exercise of any of the righrts in the Picture does or will: (a) defame any third party; or (b) infringe any copyright, trademark, right of ideas, patent or any other property right or other right of any third party; (v) Producer shall promptly discharge, when due, all supplemental market, royalty or other residual payments and third party participations; (vi) There are, and will be, no claims, liens, encumbrances, limitations, restrictions or rights of any nature in or to the rights in the Picture inconsistent with the Agreement, other than liens in favor of Guilds and the production lender; (vii) Producer will, by the time of delivery to Agent, fully apid, satisfied, cured or discharged at the time due or required all costs of producing and completing the Picture and all claims and rights with respect to the use, distribution, performance, exhibition and exploitation of the Picture, and any music contained therein and any other payments of any kind required to be made in respect, or as a result, of any use of the Picture; (viii) Producer owns and controls, or will by delivery, without any limitations or restrictions whatsoever, all motion picture performance, synchronization, mechanical license and all other rights granted hereunder in and to the Picture and all subsidiary rights embodied therein and has granted hereunder in and to the Picture and all subsidiary rights embodied therein and has obtained all necessary licenses required for the exhibition, performance, duplication, distribution, marketing and exploitation of the Picture hereunder (including the music contained therein) throughout the Territory and diring the Term, for any and all purposes licensed hereunder and by every means, method and device not or hereafter known or required for the full, complete and unlimited exercise and enjoyment by each licensee of Agent of each and all of the rights herein granted to it; and, (ix) Producer agrees that it shall upon request, furnish Agent with copies of all agreements and documents upon which any of the warranties and representations referred to herein are based.

     (b)  Agents Warranties:      Agent represents and warrants to Producer and
          covenants, as follows: (a) There are no existing or threatened claims or litigation which would adversely affect or impair Agents abgility to completely perform under this Agreement; (b) Agent will honor all restrictions on the exercise of the licensed rights or any other rights granted in this Agreement as such restrictions may be timely given to Agent by Producer. In Exercising the rights set forth herein, Agent shall not alter or delete any logo or trademark or copyright notice appearing on the Picture; (d) Agent will not exploit any reserved rights or any other rights not specifically licensed to Agent in this Agreement, nor will Agent exhibit or undertake any action which might impair Producers rights in and to the Picture or underlying properties.

16.     Indemnity:

(a) Agent shall defend, indemnify and hold harmless Producer (including its officers, directories, partners, owners, shareholders, employees and agents) against any and all third party claims and expenses (including, without limitation, reasonable attorneys fees and costs) and liabilities, arising out of any breach of any of Agents obligations, representations or warranties set forth in this Agreement.

(b) Producer shall defend, indemnify and hold harmless Agent (including its officers, directors, partners, owners, shareholders, employees and agents) against any and all third party claims and expenses (including, without limitation, reasonable attorneys fees and costs) and liabilities, arising out of Producers breach or alleged breach of any of its obligations, representations or warranties set forth in this Agreement and / or from the development, production or exploitation of the Picture.

17.       Delivery Schedule:

Producer shall deliver to Agent on or before ten (10) days after execution of this agreement, the "Delivery Date," all of the delivery items set forth in Schedule "A" attached hereto and incorporated herein by this reference.
Delivery shall also include a laboratory access letter, in the form of Exhibit "A" hereto. While Producer has the sole obligation to create and deliver such items to Agent, if such items are not so created and delivered, prior to creating any items on such list itself, Agent shall provide Producer with written notice thereof and a twenty (20) day period to cure such delivery defect. In the event Producer fails to cure any such delivery defect within said twenty (20) day period, Agent shall have the right to terminate this Agreement. I addition, to the extent Agent requires creation of items, which are not on such Schedule "A", Agent shall provide Producer with thirty (30) days written notice. If any delivery item required hereunder is not delivered to Agent as and when required and Agent expense funds to so create such item to effect delivery to licensee in accordance with the terms of this Agreement, Agent shall be entitled to deduct and retain 115% of the out-of-pocket cost of creation of such delivery item from the Gross Receipts of the sale to which it relates. Such costs shall not be included in computing any Distribution Expense Cap.

     (a) Agent shall have the right to inspect and examine the materials to be delivered hereunder and to which access is given and to be given under this Agreement and to examine all the schedules and documents to be delivered hereunder within thirty (30) days after their delivery.

     (b) Title to all materials delivered to Agent will remain with Producer, subject to Agents rights hereunder. Further, all materials created by Agent or under its direction or control, either for promotion or delivery, including but not limited trailers, art work and foreign language dubs, shall be deemed works made for hire for Producer, and to the extent Agent has any ownership interest whatsoever in such materials, Agent hereby assigns all such rights to Producer. Agent will exercise due care in safeguarding all materials and will assume all risk for theft or damage while the materials are in Agents possession. All costs associated with safeguarding and storing such materials, or otherwise related thereto, shall be Agents, but shall be recoupable from Gross Receipts.

18.       Miscellaneous:

(a) Any disputes arising between the parties concerning this Agreement, interpretation thereof or otherwise related hereto, shall be settled by binding AFMA arbitration in Los Angeles, California. Judgment on any award by the arbitrator against any party may be entered in any court having jurisdiction thereof. All costs of the arbitration, including attorneys fees and other out-of-pocket expenses of the parties, whether or not such expenses might be deemed recoverable costs of litigation under the California Rules of Court, may be awarded or apportioned by the arbitrator to the party or parties that prevail in the arbitration. Each party shall pay its own attorneys fees and expenses pending the allocation thereof in ;the award to the prevailing party or parties.

(b) The parties hereto agree to execute and deliver such further documents and instruments as may be necessary or desirable to evidence, effectuate or confirm this Agreement, and any of the terms and conditions hereof. If Producer fails or refuses to execute or deliver to Agent any such documents or instrument, within three (3) business days after delivery of any such document or instrument and notice requesting the execution and delivery thereof, Producer hereby appoints Agent (or Agents designee), as agent for Producer, at its attorney-in-fact, with full power of substitution and with the right, but not the obligation, to do any and all acts necessary, to execute and deliver such instrument or document, in the name and on behalf of Producer, which appointment being coupled with an interest, is irrevocable.

(c) Except as otherwise specifically set forth in this agreement, Agent shall have complete, exclusive and unqualified discretion and control as to the time, manner and terms of distribution, exhibition and exploitation of the Picture in all media and throughout the Territory and during the Term, separately or in connection with other motion pictures, in accordance with such policies, terms and conditions and through such parties as Agent in its sole business judgment may determine proper or expedient, and the decision of Agent in all such matters shall be final, binding and conclusive upon Producer.

(d) Notwithstanding anything contained herein to the contrary, both parties shall be excused from any delay in performance hereof for the period such delay is caused by any extraordinary cause beyond its control, such as fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, governmental ordinance or law, the issuance of any executive or judicial order, any failure or delay in respect to the electrical or sound equipment or apparatus, or by any laboratory, any failure, without fault, to obtain material, transportation, power, or any other essential thing required in the conduct of its business or any similar causes. Each party shall use reasonable diligence to avoid such delay or default and to resume performance under this Agreement as promptly as possible after such delay.

(e) Producer may, after Delivery is complete, assign, transfer or sublicense any of its rights under this Agreement (as assignment or grant of a security interest to a bank or other lender as security for a loan to Producer for production of the Picture is hereby pre-approved), but no such assignment, transfer of sublicense will relieve Producer of its obligations under this Agreement, unless to an entity which acquires all or substantially all of Producers assets.

(f) In connection with the indemnities provided above, each party agrees that, upon receipt or presentation of any claim or notification of the institution of any action with respect to which indemnification might be required hereunder, such party will promptly notify the other party in writing thereof. With respect to any such indemnification, the indemnitor shall have the right to control the course and conduct of such defense. Any such indemnitee shall have the right, in its discretion and at its sole expense, to retain independent counsel and to participate in nay such defense. If an indemnitor fails to promptly assume the defense of any claim, the indemnitee may do so and the indemnitor shall promptly reimburse the indemnitee for all costs and expenses (including but not limited to attorneys fees and disbursements) incurred in connection therewith as such are incurred; in such case the indemnitee shall not settle or compromise any claim without the consent of the indemnitor, such consent not to be unreasonably withheld.

(g) If Agent shall fail to perform any of its material obligations hereunder, or if Agent shall breach any material representation, warranty or agreement contained herein, Producer's remedy shall be limited to an action for damages, and in no event shall Producer have the right whatsoever to terminate or rescind this Agreement, interfere in any way with the distribution of the Picture and / or seek to enjoin the distribution and exploitation of the Picture, nor shall the Rights acquired by Agent under this Agreement be subject to revocation.

(h) That Producer will have, by delivery, and shall thereafter maintain for a period of at least three years from delivery so-called Errors and Omissions policy of insurance with respect to the Picture, in form and coverage to Agents reasonable satisfaction, naming Agent as additional insured. If Sales Agent is engaged to seek presales prior to the completion and delivery of the Picture, Producer shall secure all appropriate production insurance policies, including faulty stock, negative and print insurance and cause Sales Agent to be named as an additional insured on such policies.

(i) All covenants, representations, and warranties contained herein shall be true and correct at the time of the execution of this Agreement and shall be deemed continuing.

(j) Unless and until the parties enter into a more formal long-form agreement, if ever, this Agreement shall constitute a binding agreement between the parties, shall supersede any prior or contemporaneous agreements, and may not be waived or amended, except by a written instrument signed by both parties.

(k) This Agreement shall be construed in accordance with the laws of the State of California applicable to agreements executed and fully performed herein and may be signed in counterparts.

(l) Producer shall simultaneously, with the execution hereof, execute a Short Form Assignment for purposes of filing, suitable for filing, with the U.S. Copyright Office evidencing the License of Rights to Sales Agent hereunder.

(m) If for any reason this agreement shall be terminated by either party or by operation of law, Agent shall have the right to withhold the return of any materials to Producer, including without limitation, prints, negatives, pre-print materials, master tapes, posters, separations, advertising material, and photos until Agent has been reimbursed its actual out-of-pocket third party verifiable expenses in connection with the preparation and storage and use of such material.

19.       Credits:

(a)       Distribution Credit:       In any paid advertising and paid publicity
issued by Agent in Connection with the distribution of the picture, Agent shall accord all credits that Producer is obligated to accord, as set forth in the "Contractual Credit List," which shall be provided by Producer. Agent's casual or inadvertent failure to comply with said credits shall not be deemed to be a breach of this Agreement by Agent, provided Agent promptly cures such failure upon notice from Producer thereof. Agent shall have the right to accord itself and any licensee, on the prints, videograms or other duplications of the picture or on the packaging thereof, and in any advertising and publicity relating to the picture, credit Agent, as is customary in the industry. Said credit may include the reproduction of company logos and a representation credit preceding all other credits.

(b)       Presentation Credit:       Agent shall receive first position
Presentation Credit in the main titles, end credit list and in all paid ads.

(c)       Third Party Credits:       Agent shall take due care to require that
all third parties to which the picture is licensed contractually agree to respect such credit list as set forth in such information, which shall be supplied by Producer to Sales Agent no later than upon execution of this Agreement.






20.       Notices:      All notices shall be sent to the following addressees

To Producer:To Agent:
Kenneth G. EadeJerry J. Kohn - V.P. Business Affairs
Cinecam CorporationAtmosphere Entertainment
827 State Street, Suite 121828 Broadway
Santa Barbara, CA    93101Santa Monica, CA 90404
Fax: (805)560-3608Fax: (310) 449-9240

21. This Agreement constitutes the entire understanding and agreement between the parties with reference to the Picture and supersedes all prior agreements, written or oral. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by both parties. If any provision of this Agreement shall be found to be invalid or unenforceable, then such event or action shall not invalidate or in any other way affect the enforceability of this Agreement or any other provision hereof. The rights and remedies of either party shall be cumulative and the exercise by either party of its rights under any provision of this Agreement or its rights under the law shall not be deemed an election of remedies. The waiver by any party of any of the terms or provisions of this Agreement shall not be deemed a permanent waiver nor a waiver of any other provision hereof. This Agreement may be executed in counterparts.

CINECAM CORPORATIONATMOSPHERE ENTERTAINMENT, INC.
(Producer)(Agent)

By: ______________________By: ______________________________
Its:_______________________Its: ______________________________
























                                   SCHEDULE "A"

Producer shall deliver, at its sole expense to SALES AGENT no later than ten
(10) days following the execution of this agreement, the following materials:

1.   DELETED

2.   DELETED

3.   If available, irrevocable laboratory access letter or delivery of:

One-inch or 3/4" NTSC video tape configured thusly:
Audio track one - Dialog only
Audio track two - Effects only
Audio track three - Time-code

4. D2 or Digital Betacam (no lower quality elements accepted) full screen (not letter-boxed) broadcast quality NTSC & PAL videotape masters configured thusly:

Audio track one - Composite track left Audio Track three - M&E track left Audio track two - Composite track right Audio Track four - M&E track right

[Tail end of tape shall include testless background of all titled scenes}

[The above, will require a recent Quality Control Report, from a mutually agreed upon Post-Production Facility, indicating that the elements meet or exceed all standard delivery requirements for International and Domestic territories. No reports exceed a greater defect than '1'.]

5. DVD: Digital Betacam, NTSC & PAL, 16 x 9, Anamorphic transfer (film to tape transfer) aspect ratio of 1:33. (Additional aspect ratio requirements may be required depending on territory.)

EPK - Electronic Press Kit for DVD delivery.

6. Sound: 8 Channel DA-88 print master, configuration: with full mix, music and effects, dialogue, sfx and music tracks separated.

Sound: 4 Channel DA-88 print master, configuration: with Channels 1 & 2, stereo composite, Channels 3 & 4, Music & Effects.

Digital Audio-Tape or DA-88 (preferred) of all music cues

7. Wide-Screen or Letterbox NTSC & PAL masters maybe requested. These masters also are required to be created from Film.

8. US Domestic TV requirements All US domestic television station (HBO, ShowTime, etc.) require HDTV and Closed Caption elements.

9. Transparencies: Access to at least five hundred (250) 35mm color transparencies taken during the production of the film depicting the cast in dramatic scenarios, or from an organized photo shoot to recreate the same. (Distributor for duplication purposes throughout the term of this agreement will hold 30-50 color transparency).

10. Black & White Stills: Access to at least one hundred (100) black and white stills and negatives.

11. Chain of Title: Full and complete chain-of-title documentation for the Picture.

12. Shooting Script: One legible copy of the final shooting script of the Picture.

13. Dialogue Continuity List: One typed copy of the English language dialogue continuity and full action spotting list of the trailer and feature (on CD or disk, if available), of the final version of the Picture, containing final dialogue and action continuity.

14. Final Main and End Title: One certified typewritten copy of the final main and end titles of the Picture.

15. Paid Ad Credits: One certified typewritten copy of the credit billings, listing all cast and production credits of the theatrical, television and video complete versions of the Picture to be given in paid advertising (including posters, print and outdoor ads) with the applicable contractual language relating to such advertising, together with a layout of the the advertising copy (if available).

16. Video Packaging Credits: One certified typewritten copy certifying the complete credits to be given on all packaging for videos of the Picture with the applicable contractual language relating to such credits, together with a layout of the advertising copy.

17. Dubbing and Subtitling Restrictions: One certified typewritten copy of all dubbing and subtitling restrictions relating to the replacement of any artist's voice, or any other restrictions relating to dubbing or subtitling, including the dubbing of dialogue in a language other than that in which the Picture was originally recorded.

18. Music Cue Sheet: One certified typewritten copy of all music cues as recorded and synchronized in the Picture as is standard in the PICTURE industry (along with all music clearances).

19. Music Licenses. Copies of all music synchronization and use licenses, as well as music score agreement and assignment.

20. Synopsis: One typewritten copy of a synopsis of the Picture, no longer than one page.


21. Publicity Material: Access to biographies of principal above-the-line personnel and actors.

22. Rights Agreements: Clearly legible photostatted copies of all licenses, contracts, assignments or written permissions for the proper parties permitting the use of any musical literary, dramatic and other material used the production of the Picture, In addition, the OWNER must maintain and make available to SALES AGENT on reasonable request an original of all contracts, assignments, waivers, releases, licenses and other documents utilized in connection with the acquisition of rights relating to the production of the Picture and necessary for Distribution.

23. Service Agreements: Clearly legible photo-stated copies of all agreements or other documents related to the engagement of personnel and facilities in connection with the Picture, including those for individual producer(s), the director, all artists other than crowd artist, music composer(s), technicians and administrative staff.

24. Rating Certificate: A fully paid certificate by the Code and Rating Administration of the Motion Picture Association of America (or its successor) rating the Picture.

25. Final Certified Statement: A final Certified Statement of the final negative cost of the Picture certified by the OWNER as being true, correct and complete.

26. Copyright Notice: A statement indicating the correct notice for the Picture to be included by Distributor on all copies of the Picture and the packaging thereof.

27. Approvals: One certified typewritten copy of a list detailing all cast and all still, name, likeness, biography and other approvals.

28. Restrictions: One certified typewritten copy of a list detailing all restrictions, security interests, or obligations which may be involved, invoked, or limiting upon the rights granted to SALES AGENT under this agreement.

29. Laboratory Access Letter: laboratory access letter(s) on a form approved by SALES AGENT, providing access to any other available negative, inter-positive, and or

















AUTOGRAPH Projections 2/6/02

ASKING PER EPISODEMINIMUMS PER EPISODES

Argentina/Par/UR/Chile 3,0001,000
Brazil 7,5005,000
Mexico 7,5005,000
Venezuela 3,0001,000

Benelux10,000 7,500
France20,00010,000
Germany30,00020,000
Greece 3,0001,500
Italy25,00015,000
Portugal 3,0001,500
Scandinavia15,00010,000
Spain10,000 7,500
Turkey 7,500 5,000
United Kingdom20,00010,000

Bulgaria  750    500
C.I.S.5,000 3,000
Croatia/Slovenia1,250 1,000
Czech Rep/Slovakia1,500 1,000
Hungary2,500 1,000
Poland3,000 1,500
Romania1,000    500
Former Yugoslavia1,500 1,000

Australia/NZ15,000 7,500
Hong Kong 3,000 1,000
Indonesia 7,500 5,000
Japan15,000 7,500
Malaysia 1,000    500
Philippines 3,000 1,500
Singapore 1,500 1,000
South Korea 5,000 3,500
Taiwan 1,500 1,000
Thailand 1,000    500
China 2,500 1,000

Israel 2,500 1,000
Middle East 5,000 3,000
South Africa 5,000 3,000

Canada_____________________________ 5,000_______________________________ 3,500

Total254,500150,000


The above are sales estimates that reflect the current status of the marketplace and are subject to change and are not guaranteed.
2/6/02

<END OF SUBMISSION>